UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
COMPASS PATHWAYS PLC
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMPASS Pathways plc
33 Broadwick Street
London W1F 0DQ
United Kingdom
Registered Company No. 12696098
April 28, 2022
Dear Shareholder:

You are invited to attend the 2022 Annual General Meeting (the “AGM”) of COMPASS Pathways plc (“COMPASS” or the “Company”) which will be held at 1:30 p.m. London time (8:30 a.m. Eastern Time) on Thursday, June 16, 2022 at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018. Although it will not constitute attendance at the AGM, shareholders will be able to follow the business of the AGM on their computer, tablet or smart phone from their location of choice by accessing https://onlinexperiences.com/scripts/Server.nxp?LASCmd=AI:4;F:QS!10100&ShowUUID=A7CD63BD-9CB2-476D-AAFA-C24F5378BF72.

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent to you because, as of Tuesday, April 19, 2022 (being the latest practicable date before the circulation of this document and the record date for holders of American Depositary Shares (“ADSs”)), you are registered as a holder of ordinary shares in the register of members of the Company. However, this letter, the Notice and associated materials will also be available to holders of ADSs and contain information relevant to holders of ADSs.

Your vote is very important to us. Whether or not you plan to attend the AGM, your shares should be represented and voted.

Thank you for your ongoing support of COMPASS.

Yours sincerely,

George Goldsmith
Chief Executive Officer and Chair of the Board of Directors, COMPASS Pathways plc

COMPASS Pathways plc
33 Broadwick Street
London W1F 0DQ
United Kingdom
Registered Company No. 12696098
NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 16, 2022

NOTICE is hereby given that the Annual General Meeting (“AGM”) of COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Thursday, June 16, 2022, at 1:30 p.m. London time (8:30 a.m. Eastern Time) at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, for transaction of the following business:
Ordinary Resolutions (the “Resolutions”)
1.To re-elect as a director Thomas Lönngren, who retires by rotation in accordance with the Company’s Articles of Association.
2.To re-elect as a director Robert McQuade, who retires by rotation in accordance with the Company’s Articles of Association.
3.To re-appoint PricewaterhouseCoopers LLP, an English registered limited liability partnership, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.
4.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
5.To authorize the Audit and Risk Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2022.
6.To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2021 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2021.
7.To receive and approve on an advisory basis the Company’s U.K. statutory directors’ remuneration report for the year ended December 31, 2021, which is set forth as Annex A to the attached proxy statement.
8.To approve, on a non-binding, advisory basis, the alternative of every one year, two years, or three years as the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers, and the frequency that receives the highest number of votes cast by shareholders in person or by proxy at the AGM will be deemed the preferred frequency.
9.To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2021.
Proposals 1 through 9 will be proposed as ordinary resolutions under English law. Assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the AGM and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 6, 7, 8 and 9 regarding re-appointment of PricewaterhouseCoopers LLP, an English registered limited liability partnership, as our U.K. statutory auditors, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, receipt of our U.K. statutory annual accounts and reports for the year ending December 31, 2021, approval, on an advisory basis, of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2021, advisory vote on the preferred frequency of future votes on executive compensation and approval of the compensation of our named executive officers for the year ended December 31, 2021, will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 3, 4, 6, 7, 8 and 9.
The results of any polls taken on the resolutions at the AGM and any other information required by the U.K. Companies Act 2006 will be made available on our website (www.compasspathways.com) as soon as reasonably practicable following the AGM and for the required period thereafter.

BY ORDER OF THE BOARD	Registered Office
/s/ Ben Harber	3rd Floor 1 Ashley Road Altrincham Cheshire WA14 2DT United Kingdom
Ben Harber Company Secretary April 28, 2022	No. 12696098
Notes
(a) Only those members registered in the register of members of the Company at 6:00 p.m. London time (1:00 p.m. Eastern Time) on June 14, 2022 will be entitled to attend and vote at the AGM in respect of the number of ordinary shares registered in their name at that time. If the AGM is adjourned, members entered on the register of members of the Company (not later than 6:00 pm (U.K. time) on the date which is two working days before the date of the adjourned AGM) shall be entitled to attend, speak and vote at the AGM in respect of the number of ordinary shares registered in their name at that time.
(b) A member entitled to attend, speak and vote at the AGM is entitled to appoint a proxy to exercise all or any of his/her rights to attend, speak and to vote instead of him/her. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the AGM in person. If a member wishes his/her proxy to speak on his/her behalf at the AGM, he/she will need to appoint his/her own choice of proxy and give his/her instructions directly to them. Completion and return of a form of proxy (the “Ordinary Shareholder Proxy Form”) will not preclude a member from attending, speaking and voting at the AGM or any adjournment thereof in person. If a proxy is appointed and the member attends the AGM in person, the proxy appointment will automatically be terminated. The Ordinary Shareholder Proxy Form, used by holders of ordinary shares to vote, should be lodged with Neville Registrars Limited (“Neville”), the Company’s registrar, not later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on June 14, 2022. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section titled “General Information.”
(c) Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that, if it is appointing more than one corporate representative, it does not do so in relation to the same shares.
(d) In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.
(e) Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual (available via www.euroclear.com/CREST). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their CREST sponsors or voting service providers, who will be able to take the appropriate action on their behalf.
For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear U.K. & Ireland Limited’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com/CREST). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID: 7RA11) by 1:30 p.m. London time (8:30 a.m. Eastern Time) on June 14, 2022. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.
CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear U.K. & Ireland Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
(f) As of April 19, 2022 (being the latest practicable date before the circulation of this document and the record date for ADSs holders), the Company’s issued ordinary share capital consisted of 42,511,357 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date were 42,511,357. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution, and if no voting indication is given, a proxy may vote or abstain from voting at his/her discretion. A proxy may vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the AGM.
(g) Under s527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with ss527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under s527 of the U.K. Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under s527 of the U.K. Companies Act 2006, to publish on a website.
(h) Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM as it relates to the ordinary shareholders, including in relation to proxies, should be sent to Neville at their address of Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated. (i) Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any week day (public holidays excepted) and at the place of the AGM for one hour before the meeting and at the meeting itself.
(i) Any member attending the AGM has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the AGM but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the AGM or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.
Holders of Ordinary Shares
If you are a holder of ADSs, please ignore this section and refer instead to the section below titled “—Holders of American Depositary Shares.”
If you are a holder of ordinary shares in the Company, please vote on the Resolutions by appointing a proxy. A form of the Ordinary Shareholder Proxy Form for use at the AGM is enclosed. You are encouraged to appoint the Chair of the AGM as your proxy.
You are advised to complete and return the Ordinary Shareholder Proxy Form in accordance with the instructions printed on it and so as to arrive at Neville Registrars at their address of Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD as soon as possible but in any event by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on Tuesday, June 14, 2022.
In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:00 p.m. London time (1:00 p.m. Eastern Time) on June 14, 2022.
Therefore, if you have sold or transferred your ordinary shares in the Company on or prior to April 19, 2022, your form of the Ordinary Shareholder Proxy Form can no longer be used and if submitted (whether before or after you have sold or transferred your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Ben Harber, Company Secretary, by telephone at +44 (0) 207 264 4366 or by email at Ben.Harber@shma.co.uk, to request a new form of the Ordinary Shareholder Proxy Form.
Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of the Ordinary Shareholder Proxy Form. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, please refer to the next section titled “—Holders of American Depositary Shares.”
Holders of American Depositary Shares
In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be a holder of ADSs in the ADS register at 5:00 p.m. Eastern Time on Tuesday, April 19, 2022 (the record date for ADS holders).
If you held ADSs through a bank, broker or nominee on April 19, 2022, this Proxy Statement, the ADS proxy card (the “ADS Proxy Card”) and related materials will be sent to that organization who should forward the materials to you. Please reach out to your bank, broker or nominee to provide your voting instructions.
Please note that ADS Proxy Cards submitted by ADS holders must be received by Citibank no later than 10:00 a.m. Eastern Time on Friday, June 10, 2022.
Contacts for ADS holders
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A., Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
If at any point you require guidance, please contact Ben Harber, Company Secretary, by telephone at +44 (0) 207 264 4366 or by email at Ben.Harber@shma.co.uk.

Recommendation
You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Our Board of Directors considers each Resolution to be in the best interests of the Company and its shareholders as a whole and as likely to promote the success of the Company. Accordingly, our Board of Directors unanimously recommends that you vote in favor of the Resolutions and for one year with respect to Resolution 8.

COMPASS Pathways plc
3rd Floor
33 Broadwick Street
London W1F 0DQ
United Kingdom
Registered Company No. 12696098

PROXY STATEMENT FOR THE 2022 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 16, 2022

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING
We have sent you this proxy statement (the “Proxy Statement”) and the enclosed form of the Ordinary Shareholder Proxy Form because the Board of Directors (the “Board” or “Board of Directors”) of COMPASS Pathways plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Thursday, June 16, 2022, at 1:30 p.m. London time (8:30 a.m. Eastern Time), at Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018. Although it will not constitute attendance at the AGM, shareholders will be able to follow the business of the AGM on their computer, tablet or smart phone from their location of choice by accessing https://onlinexperiences.com/scripts/Server.nxp?LASCmd=AI:4;F:QS!10100&ShowUUID=A7CD63BD-9CB2-476D-AAFA-C24F5378BF72.
•This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.
•The form of the Ordinary Shareholder Proxy Form is the means by which ordinary shareholders actually authorize another person to vote their shares in accordance with their instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.
We are mailing the Notice of 2022 AGM (the “Notice”), this Proxy Statement, and the form of the Ordinary Shareholder Proxy Form to our ordinary shareholders of record as of April 19, 2022 for the first time on or about May 11, 2022. In this mailing, we are also including our U.K. statutory annual accounts and reports for the year ended December 31, 2021 (“2021 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2021 (“Annual Report on Form 10-K”) which is a part of the 2021 U.K. Annual report and was filed with the U.S. Securities and Exchange Commission (the “SEC”). In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials, the 2021 U.K. Annual Report and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of our ordinary shares.
While this document is being sent to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.
Important Notice Regarding the Availability of Proxy Materials for the AGM to be held on June 16, 2022
The Notice, this Proxy Statement, the Annual Report on Form 10-K, the 2021 U.K. Annual Report and the form of the Ordinary Shareholder Proxy Form are available in the Investors section of our website at ir.compasspathways.com.

GENERAL INFORMATION
Why am I receiving these materials?
Ordinary Shareholders
We have sent you this Proxy Statement, the enclosed form of the Ordinary Shareholder Proxy Form and related materials because you are an ordinary shareholder of record and our Board is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You do not need to attend the Meeting to vote your shares. Instead, please simply complete, sign and return the enclosed form of the Ordinary Shareholder Proxy Form. The duly completed Ordinary Shareholder Proxy Form must be lodged with our registrar, Neville Registrars Limited (“Neville”), by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on Tuesday, June 14, 2022.
CREST members may appoint a proxy by using the CREST electronic proxy appointment service. CREST members who wish to appoint a proxy or give an instruction through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual.
You are encouraged to appoint the Chair of the Meeting as your proxy.
Materials for ordinary shareholders will be mailed on or about May 11, 2022 to all ordinary shareholders as of the record date that are entitled to vote at the Meeting.
ADS Holders
This Proxy Statement, the ADR Proxy Card, our Annual Report on Form 10-K and related materials for ADS holders will be mailed on or about May 11, 2022 to all ADS holders, including banks, brokers and nominees, who are holders of ADSs at 5:00 p.m. Eastern Time on April 19, 2022 (the record date for ADS holders).
The duly completed ADS Proxy Cards submitted by ADS holders of record must be received by Citibank, N.A. (“Citibank”) no later than 10:00 a.m. Eastern Time on Friday, June 10, 2022.
Who can vote?
Ordinary Shareholders
Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Time) on June 14, 2022 will be entitled to vote at the Meeting. The holders of ordinary shares are entitled to one vote per share on all matters that are subject to a shareholder vote.
As of April 19, 2022 (being the latest practicable date before the circulation of this document and the record date for ADSs holders) there were 42,511,357 ordinary shares issued and outstanding and entitled to vote.
Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed form of the Ordinary Shareholder Proxy Form to ensure your vote is counted. All proxies, however submitted, must be lodged with Neville by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on June 14, 2022 for holders of ordinary shares.
You are encouraged to appoint the Chair of the Meeting as your proxy.
If you have sold or transferred your ordinary shares in the Company on or prior to June 14, 2022, your form of the Ordinary Shareholder Proxy Form can no longer be used and if submitted (whether before or after you have sold or transferred your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Ben Harber, Company Secretary, by telephone at +44 (0) 207 264 4366 or by email at Ben.Harber@shma.co.uk to request a new form of the Ordinary Shareholder Proxy Form.
Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent
If, on April 19, 2022, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of ordinary shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker, bank or nominee so that they may submit a proxy.

ADS Holders
You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is a holder of ADSs at 5:00 p.m. Eastern Time on Tuesday, April 19, 2022 (the record date for ADS holders).
If you hold ADSs through a brokerage firm, bank or nominee on April 19, 2022, the materials for ADS holders, including the ADS Proxy Card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions and return your voting instructions to such organization by its deadline.
Please note that ADS Proxy Cards submitted by ADS holders must be received by Citibank no later than 10:00 a.m. Eastern Time on Friday, June 10, 2022.
Citibank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders to Neville.
Contacts for ADS holders
If you have queries about how you can deliver voting instructions, please contact Citibank. ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
If at any point you require guidance, please contact Ben Harber, Company Secretary, by telephone at +44 (0) 207 264 4366 or by email at Ben.Harber@shma.co.uk.
What are the requirements to elect the directors and approve each of the proposals?
You may cast your vote for or against proposals 1 through 9 or abstain from voting your shares on one or more of these proposals.
Proposals 1 through 9 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 6, 7, 8 and 9 regarding re-appointment of PricewaterhouseCoopers LLP, an English registered limited liability partnership, as our U.K. statutory auditors, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, receipt of our U.K. statutory annual accounts and reports for the year ending December 31, 2021, approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2021, advisory vote on the preferred frequency of future votes on executive compensation and approval of the compensation of our named executive officers for the year ended December 31, 2021, will not require our Board or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 3, 4, 6, 7, 8 and 9.
What are the voting recommendations of our Board regarding the election of directors and other proposals?
The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	Re-election of Thomas Lönngren to the Board of Directors	FOR

2	Re-election of Robert McQuade to the Board of Directors	FOR

3	Re-appointment of PricewaterhouseCoopers LLP, an English limited liability partnership, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders	FOR

4	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR

5	Authorization for the Audit and Risk Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2022	FOR

6	Receipt of the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2021 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2021	FOR

7	Receipt and approval on an advisory basis of the Company’s U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2021, which is set forth in Annex A	FOR

8	Approve, on a non-binding, advisory basis, the alternative of every one year, two years, or three years as the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers and the frequency that receives the highest number of votes cast by shareholders in person or by proxy at the AGM will be deemed the preferred frequency	1 YEAR

9	Advisory vote on the compensation of the Company’s named executive officers for the year ended December 31, 2021 on an advisory basis, which is set forth in this Proxy Statement	FOR

What constitutes a quorum?
Under our current Articles of Association, a quorum will be present if one or more shareholders of the Company (or their proxy or corporate representative) holding at least 33 1⁄3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the Meeting is present, consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant. There were 42,511,357 issued ordinary shares as of the record date for ADS holders.
If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker, bank or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of the Ordinary Shareholder Proxy Form does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.
If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the Chair of the Meeting (being not less than 10 days later). Under our current Articles of Association, if a quorum is not present at the adjourned meeting within 15 minutes (or such longer interval as the Chair of the Meeting in his or her absolute discretion thinks fit) from the time appointed for holding the Meeting, the Meeting shall be dissolved.

How do I vote my shares?
Ordinary Shareholders
If you are an ordinary shareholder of record, you may appoint a proxy to vote on your behalf by completing and signing the form of the Ordinary Shareholder Proxy Form and returning it in the envelope provided. All proxies, however submitted, must be lodged with our registrar, Neville, by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on June 14, 2022 for holders of ordinary shares.
ADS Holders
If you are a holder of ADSs, you may appoint a proxy to vote on your behalf by completing and signing the ADS Proxy Card. All proxies, however submitted, must be received by Citibank no later than 10:00 am Eastern Time on June 10, 2022. Citibank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.
If your ordinary shares or ADSs are held in an account at a brokerage firm, bank or similar organization, you should follow the directions provided by your broker, bank or other nominee.
How will my shares be voted if I do not specify how they should be voted?
If you sign and send your form of the Ordinary Shareholder Proxy Form or the ADS Proxy Card, but do not indicate how you want your shares to be voted, a proxy may vote or abstain from voting at his or her discretion.
Under the terms of the deposit agreement governing our ADSs, subject to certain exceptions, if Citibank does not receive voting instructions from a ADS holder before the applicable deadline, the ADS holder shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by the Company to vote the ADSs. If Citibank timely receives voting instructions from an ADS holder which fail to specify the manner in which Citibank is to vote the ADSs, Citibank will deem such ADS holder to have instructed Citibank to vote in favor of the items set forth in such voting instructions.
If you are a beneficial owner of shares or ADSs and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, such broker, bank or nominee may be permitted to vote your shares on your behalf, depending on the rules applicable to such broker, bank or nominee and the type of proposal. Under rules applicable to member organizations of stock exchanges, an organization that holds shares beneficially owned by you has discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters.
A “broker non-vote” refers to a share represented at the meeting held by an organization, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker does not have discretionary voting power to vote such share.

We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.
Can I change my vote or revoke a proxy?
A registered shareholder can revoke his or her proxy in several ways by:
(1) mailing a revised form of the Ordinary Shareholder Proxy Form or the ADS Proxy Card dated later than the prior Ordinary Shareholder Proxy Form or the ADS Proxy Card. The revised Ordinary Shareholder Proxy Form must be lodged with our registrar, Neville, by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on June 14, 2022 and the revised ADS Proxy Card must be received by Citibank no later than 10:00 am Eastern Time on June 10, 2022;
(2) notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective; or
(3) entering a new vote during the Meeting.
If your ordinary shares or ADSs are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend the Meeting. See also “—What if I plan to attend the Meeting?”

You have a power of attorney from a shareholder – how can you vote?
You can vote using the paper proxy form only. You must ensure that the valid power of attorney and the proxy card have been deposited with Neville by no later than by 1:30 pm London time (8:30 am Eastern Time) on June 14, 2022.
Who counts the votes?
Neville has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of the Ordinary Shareholder Proxy Form to Neville for tabulation (see instructions on the Ordinary Shareholder Proxy Form). If you hold your ordinary shares through a broker, bank or similar organization, you should contact that organization in order to vote your ordinary shares.
If you are a registered holder of ADSs, you can return your executed ADS Proxy Card to Citibank for tabulation. If you hold your ADSs through a broker, bank or other organization, you should contact that organization in order to vote your ADS position.
How are votes counted?
Votes will be counted by Neville, our registrar, who will separately count “for,” “against” and “abstain” votes. An abstain vote is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution.
How many votes do I have?
On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the shareholder.
What if I plan to attend the Annual Meeting?
Ordinary shareholders can attend the Annual Meeting, but attendance will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Time) on June 14, 2022. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chair.
Directions to our Annual Meeting, which is to be held at Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, can be obtained by sending an email to AGM@compasspathways.com.
In addition, due to safety precautions for the novel coronavirus (“COVID-19”), only shareholder attendees who have been fully vaccinated (i.e., two weeks have passed since receiving a one-dose or two-dose vaccine regimen) will be allowed admission, unless a medical professional has advised such shareholder against the vaccine due to disability or they have a sincerely held religious belief that prevents them from receiving the vaccine. Masks will be required for everyone, regardless of vaccination status, when federal, state or local mask mandates are in place and for those who are not vaccinated because of a medical or religious exemption. The situation with respect to COVID-19 continues to evolve and we are actively monitoring the situation as part of our effort to maintain a healthy and safe environment at the Meeting. If the arrangements for our Annual Meeting need to change materially, we will issue a further communication via a Form 8-K filing with the SEC and on the Investors section of our website at ir.compasspathways.com.
How do you solicit proxies?
We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank for their expenses in sending materials, including ADS Proxy Cards, to ADS holders of record.

What do I do if I receive more than one proxy form or set of proxy materials?
If you hold your ordinary shares in more than one account, you will receive a form of the Ordinary Shareholder Proxy Form and related proxy materials for each account. If you hold ADSs in more than one account, you will receive an ADS Proxy and related proxy materials for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy materials is being delivered to multiple shareholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to Neville at Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD, email Neville at info@nevilleregistrars.co.uk, or call Neville at +44 (0) 121 585 1131. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, email, or telephone number.
Will there be any other business conducted at the Meeting?
No. In accordance with our Articles of Association, no matters other than proposals 1 through 9 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
What is Neville’s and Citibank’s role?
Neville is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Neville by telephone at +44 (0) 121 585 1131 or by writing to Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD.
Citibank serves as our ADS depositary bank. Communications concerning Registered ADS holder positions can be handled by contacting Citibank, N.A. ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.
How can I find out the results of the voting at the Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.
How can I submit questions to be answered at the Meeting?
Shareholders are invited to submit their questions in advance by sending an email to AGM@compasspathways.com by 1:30 pm U.K. time (8:30 am Eastern Time) on June 9, 2022.
We would like to respond to as many shareholders’ questions as possible and therefore we will answer questions during the Meeting in a way that aims to best recognize the interests of all shareholders. To assist with this, we ask that you help us to facilitate access from as many shareholders as possible by limiting the number of questions and keeping your questions succinct, focused on and relevant to the business of the Meeting. In the interests of transparency for all shareholders, responses to questions not able to be addressed during the Meeting will be available on our website as soon as practicable following the Meeting.

ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members. In accordance with the terms of our Articles of Association, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Ekaterina Malievskaia, David Norton and Wayne Riley and their terms will expire at the annual general meeting to be held in 2024;
•the Class II directors are Jason Camm, Thomas Lönngren and Robert McQuade, and their terms will expire at the Meeting; and
•the Class III directors are George Goldsmith, Annalisa Jenkins and Linda McGoldrick, and their terms will expire at the annual general meeting to be held in 2023.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual general meeting in the year in which their term expires.
Our Board of Directors has nominated Thomas Lönngren and Robert McQuade for re-election as the Class II directors at the Meeting. Jason Camm informed the Company on April 19, 2022 that he did not intend to stand for re-election at the Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board.
In connection with proposals 1 and 2, we set forth the biographical information for the nominees to our Board. For biographical information for the other directors see the section titled “Board of Directors and Corporate Governance” in this Proxy Statement.

PROPOSAL 1—RE-ELECTION OF THOMAS LÖNNGREN TO THE BOARD OF DIRECTORS
Thomas Lönngren is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the 2025 annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Lönngren has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Thomas Lönngren has served as a member of our Board since May 2018. Mr. Lönngren currently serves as the Director at PharmaExec Consulting AB and as a Strategic Advisor at the NDA Group, which he has done since 2010. He is non-executive board member and chairman at Egetis Therapeutics AB, Sweden and board member at the NDA group Sweden. He acts as an advisor to the following companies and organizations: Artis Venture, San Francisco, US, Baren Therapeutics, San Francisco, US, Faculty member of GLG Institute (Gerson Lehrman Group), New York, US, special advisor to the Centre for Innovation in Regulatory Science (CIRS), London, UK. He was the Deputy General Director of the Swedish Medical Product Agency until 2000. From 2001 until 2010, Mr. Lönngren served as the Executive Director of the European Medical Agency. Mr. Lönngren received his degree in pharmacy and MSc in Social and Regulatory Pharmacy from Uppsala University. He is an Honorary Member of the Royal Pharmaceutical Society of Great Britain, Honorary Fellow of the Royal College of Physicians in Great Britain, and holds Honorary Doctorates from the University of Uppsala and University of Bath, U.K. We believe that Mr. Lönngren is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive pharmaceutical consulting experience.
REQUIRED VOTE
Mr. Lönngren shall be elected as director to serve until the 2025 Annual General Meeting or until his successor has been duly elected and qualified if the proposal to re-elect Mr. Lönngren as a director of the Company receives the affirmative vote of more than 50% of the holders of shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the re-election of Thomas Lönngren to our Board of Directors.

PROPOSAL 2—RE-ELECTION OF ROBERT MCQUADE TO THE BOARD OF DIRECTORS
Robert McQuade is currently a member of our Board and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the 2025 annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Dr. McQuade has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Robert McQuade, Ph.D. has served as a member of our Board since April 2020. Dr. McQuade currently serves as the Executive Vice President & Chief Strategic Officer, as well as Interim Chief Medical Officer, at Otsuka Pharmaceutical Development & Commercialization, Inc., or Otsuka, where he has served since 2004. Dr. McQuade is also the Officer and Manager of the McQuade Center for Strategic Research and Development LLC since February 2020. Dr. McQuade currently serves on the board of directors of entities related to Otsuka, including Otsuka America Pharmaceutical, Inc., Astex Pharmaceutical, Inc., Astex Pharmaceutical, Ltd., Avanir Pharmaceuticals, Visterra, Inc., Otsuka Pharmaceutical Development & Commercialization, Inc. and the McQuade Center for Strategic Research and Development. He also serves on the board of directors of The Technology Accelerator Co., which is based in Charleston, SC. Dr. McQuade received his degree in biology from Davidson College and completed his Ph.D. in biochemistry from University of North Carolina at Chapel Hill. Prior to joining Otsuka, Dr. McQuade worked in drug discovery research at Schering-Plough Corp. and in global medical affairs at Bristol-Myers Squibb company. We believe that Dr. McQuade is qualified to serve on our Board because of his experience in clinical development and regulatory affairs, in addition to his qualifications, attributes and skills, including his extensive pharmaceutical experience.
REQUIRED VOTE
Dr. McQuade shall be elected as director to serve until the 2025 Annual General Meeting or until his successor has been duly elected and qualified if the proposal to re-elect Dr. McQuade as a director of the Company receives the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the re-election of Robert McQuade to our Board of Directors.

PROPOSAL 3—RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AN ENGLISH LIMITED LIABILITY PARTNERSHIP, AS U.K. STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

At each meeting at which the accounts are laid before shareholders, the Company is required to appoint U.K. statutory auditors to serve until the next such meeting. Proposal 3 seeks your approval of the re-appointment of PricewaterhouseCoopers LLP, an English limited liability partnership (“PwC”), to serve as our U.K. statutory auditor, to hold office until the conclusion of the 2023 annual general meeting of shareholders. In the event this proposal does not receive the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the re-appointment of PwC is approved, the Audit and Risk Committee, at its discretion, may nonetheless direct the appointment of a different U.K. statutory auditor at any time it decides that such a change would be in the best interest of the Company and its shareholders.
REQUIRED VOTE
The re-appointment of PwC requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the re-appointment of PricewaterhouseCoopers LLP as our U.K. statutory auditors, to hold office until the conclusion of the 2023 annual general meeting of the shareholders.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Proposal 4 seeks your ratification of the appointment of PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Company’s organizational documents do not require that the shareholders ratify the selection of PwC as the Company’s independent registered public accounting firm, and shareholder ratification is not binding on the Company, the Board or the Audit and Risk Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board, including our Audit and Risk Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the ratification of the selection of PwC as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit and Risk Committee, in its discretion, may still retain PwC.
PwC has indicated its willingness to act as the Company’s auditors. A representative of PwC is not expected to be present at the Meeting.
PwC commenced auditing our annual financial statements with the fiscal year 2018. When the Company reported as a foreign private issuer, PwC served as principal auditor for the Company’s consolidated financial statements as reported on Form 20-F.
FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The table below sets forth a summary of the fees billed to the Company by PwC for professional services rendered during the fiscal years ended December 31, 2021 and 2020, respectively. All such services and fees were pre-approved by the Audit and Risk Committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fees	December 31, 2021 ($'000)	December 31, 2020 ($'000)
Audit Fees(1)	447	838
Audit-related fees(2)	407	719
Tax fees(3)	6	653
All Other Fees(4)	596	241
Total	1,457	2,451

(1) “Audit Fees” consist of fees billed for the audit of our annual consolidated financial statements and statutory accounts.
(2) “Audit-related” fees consist of fees in connection with the review of our interim consolidated financial statements.
(3) “Tax Fees” consist of fees billed for tax planning advice in respect of intercompany arrangements and structuring in connection with both our initial public offering (“IPO”) and ongoing operations.
(4) “All Other Fees” consist of non-audit fees paid to PwC for advisory services in relation to fundraising, F-3 shelf registration and Environmental, Social and Governance landscaping.

The Audit and Risk Committee has determined that the rendering of non-audit services by PwC is compatible with maintaining the principal accountant’s independence.
Pre-Approval Procedures
The Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by the independent registered certified public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules of the SEC. These services may include audit services, audit-related services, tax services and other services. Our Audit and Risk Committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering.

REQUIRED VOTE
The ratification of the selection of PwC as our independent registered public accounting firm requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. This vote is advisory and non-binding. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL 5—AUTHORIZATION FOR THE AUDIT AND RISK COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Proposal 5 authorizes the Audit and Risk Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2022. Fees for PwC, our independent registered public accounting firm and our statutory auditor, in respect of the years ended December 31, 2021 and December 31, 2020, are set forth in Proposal 4 above.
The Audit and Risk Committee is directly responsible for the appointment, retention and termination, and for determining the compensation of the Company’s independent registered public accounting firm. The Audit and Risk Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (“PCAOB”)), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit and Risk Committee may delegate to the chairperson of the Audit and Risk Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit and Risk Committee at its next scheduled meeting. All services provided by PwC during fiscal year 2021 were pre-approved by the Audit and Risk Committee in accordance with the pre-approval policy described above, and all audit-related fees, tax fees and other fees during the fiscal year 2021 were approved by the Audit and Risk Committee.
REQUIRED VOTE
The authorization of the Audit and Risk Committee to determine auditor remuneration requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the authorization of our Audit and Risk Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2022.

PROPOSAL 6—RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board will present our U.K. statutory annual accounts and reports for the period January 1, 2021 through December 31, 2021, which includes the audited portion of the directors’ annual report on remuneration.
REQUIRED VOTE
The receipt of the U.K. statutory annual accounts and reports requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the resolution to receive our U.K. statutory annual accounts and reports.

PROPOSAL 7—APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION
Our U.K. statutory directors’ remuneration report is set forth as Annex A to this Proxy Statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and our Compensation and Leadership Development Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.
At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board and Compensation and Leadership Development Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.
REQUIRED VOTE
The approval of our U.K. statutory directors’ annual report on remuneration requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. This vote is advisory and non-binding. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” approval of our U.K. statutory directors’ annual report on remuneration set forth in Annex A.

PROPOSAL 8— NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and Section 14A of the Exchange Act enable our shareholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should hold future votes on an advisory, non-binding basis to approve the compensation of our named executive officers, also known as a “Say-on-Pay” proposal. We are asking our shareholders whether our future Say-on-Pay votes should occur every one, two, or three years. Shareholders may also abstain from voting.
This vote is advisory and non-binding. However, our Board and Compensation and Leadership Development Committee value the opinions of our shareholders and will review and consider the voting results when making future decisions regarding the frequency of votes on the compensation of our named executive officers.
Currently, the Board believes that it is in the best interests of the Company and our shareholders to hold a Say-on-Pay vote every year, and this is the frequency recommended by our Board. We believe this frequency will enable our shareholders to vote, on a non-binding, advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to greater transparency and more meaningful and timely communication between the Company and our shareholders regarding the compensation of our named executive officers. Accordingly, we ask our shareholders to indicate their preferred voting frequency by voting for every “one year,” “two years,” or “three years” (or abstaining from voting) in response to the following resolution at the Meeting:
“RESOLVED, to approve, on a non-binding, advisory basis, the alternative of every one year, two years, or three years as the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers and the frequency that receives the highest number of votes cast by shareholders in person or by proxy at the AGM will be deemed the preferred frequency.”
REQUIRED VOTE
The Ordinary Shareholder Proxy Form provides shareholders with the opportunity to vote on one of three options with respect to this proposal (for the approval of holding the vote every year, for holding the vote every two years or for holding the vote every three years). These options are included in sub-resolutions 8a, 8b and 8c on the Ordinary Shareholder Proxy Form. If a shareholder votes on more than one of this proposal's sub-resolutions on the Ordinary Shareholder Proxy Form, his or her vote will be deemed invalid and will not be counted on the matter. The ADS Proxy Card provides the holders of ADSs with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two, or three years, or abstaining). The option that receives the highest number of votes from the voting power present in person or by proxy at the Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our shareholders. Abstentions and broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the proposal that future, non-binding advisory votes on the compensation of our named executive officers occur every year.

PROPOSAL 9—ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Our compensation programs are designed to effectively align our executives’ interests with the interests of our shareholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our shareholders.
Shareholders are urged to read the section titled “Compensation Discussion and Analysis” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers, in conjunction with the section titled “Named Executive Officer Compensation,” which provides additional information on the 2021 compensation of our Named Executive Officers. Our Board and our Compensation and Leadership Development Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, we are asking our shareholders to vote on the following resolution at the Meeting:
RESOLVED, that the shareholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual General Meeting, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and the narrative discussions that accompany the compensation tables.
REQUIRED VOTE
The approval of this advisory non-binding proposal requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on this proposal.
The vote is advisory, which means that the vote is not binding on the Company, our Board or our Compensation and Leadership Development Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, our Compensation and Leadership Development Committee will evaluate whether any actions are necessary to address the concerns of shareholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
Our Board of Directors recommends that the shareholders vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Below is a list of our directors and their positions and ages as of April 19, 2022.

Name	Age	Position
George Goldsmith	66	Chief Executive Officer, Chair of the Board
David Norton	70	Lead Director
Jason Camm	33	Director
Annalisa Jenkins, MBBS	56	Director
Thomas Lönngren	71	Director
Ekaterina Malievskaia	55	Chief Innovation Officer, Director
Linda McGoldrick	67	Director
Robert McQuade	65	Director
Wayne Riley	62	Director

During the year ended December 31, 2021, there were eleven full meetings of our Board. All of our then serving Directors attended a minimum of 75% of the aggregate of the meetings of the Board of Directors and meetings of the committees of which he or she was a member during 2021. Under our Corporate Governance Guidelines, each of our directors is expected to make reasonable efforts to attend meetings of the Board. Directors are also expected to attend our annual general meeting of shareholders to the extent practicable.
The biographical information for Thomas Lönngren and Robert McQuade, the nominees to our Board, is provided in “Proposal 1—Re-Election of Thomas Lönngren to the Board of Directors” and “Proposal 2—Re-Election of Robert McQuade to the Board of Directors,” respectively.
Below is biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting.
George Goldsmith has served as our Chief Executive Officer and Chair of our Board since June 2017. Previously, Mr. Goldsmith served as Chair and Chief Executive Officer at Tapestry Networks, which he co-founded in 2002, until 2005, and he continues to serve as Non-Executive Chairman. Mr. Goldsmith was Chief Executive Officer of TomorrowLab@McKinsey from 2000 to 2001, and prior to that served as Senior Advisor to McKinsey & Company from 1997 to 2000. Prior to that he served as Managing Director of the Lotus Institute after the Lotus Development Corporation’s acquisition of his first company, The Human Interface Group. Mr. Goldsmith also serves on the board of directors of COMPASS Pathways Limited. Mr. Goldsmith received his bachelor’s degree in Psychology from the University of Rochester and his masters in Clinical Psychology from the University of Connecticut. We believe that Mr. Goldsmith is qualified to serve on our Board because of his executive experience in our industry.
David Norton has served as a member of our Board since May 2018. Until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a public healthcare company. Mr. Norton began his Johnson & Johnson career in 1979 and held a number of positions at the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine franchise from 2006 to 2009, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa from 2004 to 2006, and Company Group Chairman for the pharmaceutical businesses in North America from 2003 to 2004. Mr. Norton currently serves on the board of directors of Mallinckrodt, PLC, Forepont Capital, LLC, and the Global Alliance for TB Drug Development (now known as TB Alliance). Mr. Norton is a graduate of Control Data Institute, Australia and the College of Distributive Trades, United Kingdom. We believe that Mr. Norton is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive global pharmaceutical experience.
Annalisa Jenkins, MBBS, FRCP, has served as a member of our Board since May 2018. From November 2017 until April 2019, Dr. Jenkins served as the Chief Executive Officer of PlaqueTec Ltd., a biotechnology company focusing on coronary artery disease treatment and prevention. Previously, Dr. Jenkins served as the Chief Executive Officer and a member of the board of directors of Dimension Therapeutics, Inc., a biotechnology company focused on rare and metabolic diseases associated with the liver, from September 2014 until its sale to Ultragenyx Pharmaceutical

Inc. in November 2017. From October 2013 to March 2014, Dr. Jenkins served as Executive Vice President, Head of Global Research and Development for Merck Serono Pharmaceuticals, a biopharmaceutical company. Previously, from September 2011 to October 2013, she served as Merck Serono’s Executive Vice President, Global Development and Medical, and was a member of Merck Serono’s executive committee. Prior to that, Dr. Jenkins pursued a 15-year career at Bristol-Myers Squibb Company, a biopharmaceutical company, where, from July 2009 to June 2011 she was a Senior Vice President and Head of Global Medical Affairs. Dr. Jenkins is currently a committee member of the science board to the FDA, chairs the Court of the London School of Hygiene and Tropical Medicine and is a non-executive director of Genomics England. Dr. Jenkins serves on the board of directors of Avrobio, Inc. (Nasdaq: AVRO), Oncimmune Holdings plc (LSE: ONC), Affimed GmbH (Nasdaq: AFMD) and a number of privately held biotechnology and life science companies. Dr. Jenkins graduated with a degree in medicine from St. Bartholomew’s Hospital in the University of London and subsequently trained in cardiovascular medicine in the U.K. National Health Service. Earlier in her career, Dr. Jenkins served as a Medical Officer in the British Royal Navy. We believe Dr. Jenkins is qualified to serve on our Board based on her industry experience in the field in which we operate and her executive experience with companies in our industry.
Ekaterina Malievskaia M.D. has served as our Chief Innovation Officer since January 2020 and as a member of our Board since 2017. Prior to her role as our Chief Innovation Officer, Dr. Malievskaia served as our Head of Research and Development from January 2019 to January 2020 and as our Chief Medical Officer from June 2017 to 2019. Dr. Malievskaia also previously served as clinical faculty at Mount Sinai School of Medicine and as a research professor in Public Health at the City University of New York. Prior to these roles, Dr. Malievskaia worked in clinical, academic and public health from 1999 until co-founding COMPASS. Dr. Malievskaia received her Doctor of Medicine from St. Petersburg Medical Academy. We believe that Dr. Malievskaia is qualified to serve on our Board because of her clinical practice, executive experience and public health academic background.
Linda McGoldrick has served as a director of our company since September 2020. In 1985, Ms. McGoldrick founded, and currently serves as Chair and Chief Executive Officer of, Financial Health Associates International, a strategic consulting company specializing in healthcare and life sciences. From April 2019 through December 2019, Ms. McGoldrick served as President and interim Chief Executive Officer of Zillion, Inc., a health, technology and condition management company. Over her professional career, she has served in a number of leadership roles, including senior vice president and National Development director for the Healthcare and Life Sciences Industry Practices at Marsh-MMC Companies, international operations and marketing director of Veos plc, a European medical devices company, and managing director Europe for Kaiser Permanente International. In 2018, Ms. McGoldrick was appointed by the Governor of Massachusetts to serve on the state’s Health Information Technology Commission. Ms. McGoldrick has served as a director of numerous publicly traded and private held companies and non-profit organizations in the United States, United Kingdom and Europe and currently serves on the faculty of the National Association of Corporate Directors. Ms. McGoldrick previously served on the board of directors of Avadim Health, Inc. Ms. McGoldrick received her bachelor of arts in sociology from Ohio Wesleyan University and master of social work from the University of Pennsylvania and master of business administration in management from the Wharton School, University of Pennsylvania. We believe that Ms. McGoldrick is qualified to serve on our Board because of her extensive experience as a director, global business strategy leader and policy expert for U.S. and European companies and organizations.
Wayne J Riley, M.D., MPH, M.B.A. has served as a member of our Board since March 2021. Dr. Riley serves as the President of the State University of New York (SUNY) Downstate Health Sciences University, Brooklyn, NY, USA where he holds tenured professorships in internal medicine, and health policy and management and has served since January 2017. Prior to this, Dr. Riley served as a clinical professor of medicine and adjunct professor of health policy at Vanderbilt University from July 2007 until June 2017, and as President and Chief Executive Officer of Meharry Medical College from January 2007 until July 2013. In addition, Dr. Riley currently serves as an elected member of the U.S. National Academy of Medicine, a Commissioner of the U.S. Medicare Payment Advisory Commission, Chair of the Board of the New York Academy of Medicine, President of the Society of Medical Administrators, an organization of leading North American physician executives, and a President Emeritus of the American College of Physicians. Dr. Riley is also a member of the board of directors of HCA Healthcare Inc, where he serves as Chair of the Patient Safety & Quality Committee and a member of the Audit & Compliance and Nominating & Corporate Governance Committees and a member of the board of directors of HeartFlow, Inc. He also previously served as a Director of Vertex Pharmaceuticals Inc. Dr. Riley holds a BA from Yale University, Masters in Public Health from the Tulane University School of Public Health and Tropical Medicine, M.D. from the Morehouse School of Medicine, and MBA from Rice University. We believe that Dr. Riley is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive medical and health policy experience.

CORPORATE GOVERNANCE
Structure of our Board of Directors
Our Board of Directors is currently chaired by the Chief Executive Officer of the Company, George Goldsmith. We have designated David Norton as our lead independent director to help reinforce the independence of our Board of Directors as a whole. As lead independent director, Mr. Norton provides leadership to our Board if circumstances arise in which the roles of Chief Executive Officer and Board Chair may be, or may be perceived to be, in conflict, and performs such additional duties as our Board may otherwise determine and delegate, including serving as principal liaison between the Board Chair and our independent directors.
The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that our Board and management act with a common purpose. We believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our business plans. In addition, we believe that a combined Chief Executive Officer/Board Chair is better positioned to facilitate the regular flow of information between management and the Board. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer).
Independence of our Board of Directors
Our Board of Directors has determined that all of our current directors, other than George Goldsmith, our Chief Executive Officer, and Ekaterina Malievskaia, our Chief Innovation Officer, qualify as “independent” directors in accordance with the independence requirements under the applicable Nasdaq rules as well as applicable rules promulgated by the SEC. Mr. Goldsmith and Dr. Malievskaia are not considered independent because they are employees of the Company.
Our Board of Directors has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Goldsmith is married to Dr. Malievskaia. Additionally, until his resignation effective April 16, 2021, Dr. Maliveskaia’s son worked for us as a Stakeholder Engagement and Operations Associate. There are no other family relationships among any of our directors or executive officers.
Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board of Directors to be independent.
Board Oversight of Risk Management and ESG Issues
Our management is primarily responsible for assessing and managing risk, while our Board is responsible for overseeing management’s execution of its responsibilities. Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit and Risk Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. The Audit and Risk Committee also monitors compliance with legal and regulatory requirements. Our Compensation and Leadership Development Committee (the “Compensation Committee”) strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Finally, our Nominating and Corporate Governance Committee ensures that our governance policies and procedures are appropriate in light of the risks we face.
Most of the Environmental, Social, and Governance (“ESG”) matters prioritized as part of our ESG framework are embedded in the Company’s strategic and operational plans, and are therefore overseen by the Board as part of regular updates and discussions that the Board receives and holds on these plans. The Board also specifically discusses our ESG framework at least once a year. Furthermore, Board oversight of specific ESG matters occurs through the committees of the Board: our Nominating and Corporate Governance Committee oversees our corporate governance guidelines; our Audit and Risk Committee oversees our risk and compliance framework, our code of conduct and ethics, as well as data privacy and security matters; and our Compensation Committee oversees talent and employee-related matters, and receives regular updates from our Chief People Officer on our employee well-being program and equity, diversity and inclusion initiatives.

Board Evaluation Process
Our Board of Directors is committed to assessing its own performance as a board in order to identify its strengths as well as areas in which it may improve its performance. The self-evaluation process, which is overseen by the Nominating and Corporate Governance Committee, involves the completion of annual written questionnaires by the directors, review and discussion of the results of the evaluations by both the Nominating and Corporate Governance Committee and our Board, and consideration of action plans to address any issues.
Committees of Our Board of Directors
Our Board of Directors has three standing committees: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. We have also established an Innovation and Research Committee, which met three times last year, but this committee does not yet have a charter in place that governs its purpose and duties. The Innovation and Research Committee meets to oversee the development and progress of programs to research and develop drug and technology assets that aid our mission to accelerate patient access to evidence-based innovation in mental health. The charters for our Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee can be found on the “Corporate Governance–Documents and Charters” section of our website at ir.compasspathways.com. Each such committee reviews these charters at least annually.

Name	Audit and Risk Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance	Innovation and Research Committee
George Goldsmith
David Norton		X
Jason Camm		X	X	X
Annalisa Jenkins, MBBS	X	Chair		X
Thomas Lönngren			Chair
Ekaterina Malievskaia				X
Linda McGoldrick	Chair		X
Robert McQuade	X			Chair
Wayne Riley		X	X
Audit and Risk Committee
Our Audit and Risk Committee currently consists of Annalisa Jenkins, Linda McGoldrick and Robert McQuade and assists our Board in overseeing our accounting and financial reporting processes. Ms. McGoldrick serves as chair of our Audit and Risk Committee. Our Audit and Risk Committee consists exclusively of members of our Board who are financially literate, and Dr. Jenkins and Ms. McGoldrick are each considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our Board of Directors has determined that all of the members of our Audit and Risk Committee satisfy the “independence” requirements set forth in Rule 10A-3 under the Exchange Act. Our Audit and Risk Committee met five times in 2021 and oversees and reviews our internal controls, accounting policies and financial reporting, and provides a forum through which our independent registered public accounting firm reports. Our Audit and Risk Committee meets regularly with our independent registered public accounting firm without management present. Our Audit and Risk Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.
Our Audit and Risk Committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the performance and independence of our independent registered public accounting firm;
•approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•discussing with the independent registered public accounting firm its independence and obtaining required written communications required by the PCAOB;
•exercising general oversight over our information security and technology risks, including our information security and related risk management programs; and
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements and reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.
Compensation and Leadership Development Committee
Our Compensation Committee currently consists of Jason Camm, Annalisa Jenkins, David Norton and Wayne Riley. Dr. Jenkins serves as chair of our Compensation Committee. Under SEC and Nasdaq rules, there are heightened independence standards for members of our Compensation Committee, including a prohibition against the receipt of any compensation from us other than standard board member fees. Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board of Directors has determined that each member of our Compensation Committee is “independent” as defined under the applicable Nasdaq rules. Our Compensation Committee held five meetings during 2021.
Our Compensation Committee’s responsibilities include:
•reviewing policies relevant to the consideration and determination of compensation of our directors and executive officers;
•overseeing and administering our employee share option scheme or equity incentive plans in operation from time to time, including reviewing and approving grants and awards;
•reviewing and approving certain corporate goals and objectives relating to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of such corporate goals and objectives, and recommending the compensation of our chief executive officer to the Board based on such evaluation;
•reviewing and recommending to our Board the compensation of our other executive officers and our directors; and
•reviewing and approving the retention of consulting firm or outside advisor to assist in the evaluation of compensation matters.
The Compensation Committee has the authority to delegate certain responsibilities to one or more subcommittees consisting of one or more of its members, but has not delegated such authority to a subcommittee.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee, which include Dr. Jenkins, Mr. Camm, Mr. Norton and Dr. Riley, has at any time during the prior year been one of our officers or employees or was formerly an officer. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Compensation Committee or the compensation committee of any entity that has one or more executive officers serving on our Board.
Our Board of Directors has delegated to the Compensation Committee the authority to approve any proposed compensation for our executive officers other than the Chief Executive Officer whose compensation is recommended to the Board for approval based on the Compensation Committee’s evaluation of his performance in relation to our goals and objectives. Non-executive director compensation is recommended by our Compensation Committee to the Board of Directors for approval. Our Chief Executive Officer may participate in general discussions with our Compensation Committee and Board of Directors about these compensation matters, but he does not participate in discussions during which his individual compensation is being considered and approved.
In 2021, the Compensation Committee retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant, to assist the Compensation Committee with respect to compensation actions in 2021 with the goal of ensuring that our compensation arrangements for our Chief Executive Officer, our other senior executive officers and our non-executive directors were competitive.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Thomas Lönngren, Jason Camm, Linda McGoldrick and Wayne Riley. Mr. Lönngren serves as chair of our nominating and corporate governance committee. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is “independent” as defined under the applicable Nasdaq rules. Our Nominating and Corporate Governance Committee held three meetings during 2021.
Our nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the Board criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders, including procedures by which shareholders may recommend director candidates;
•identifying individuals qualified to become members of the Board;
•recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•developing and recommending to our Board a set of corporate governance guidelines, and regularly reviewing policies and guidelines adopted by the Board or its committees; and
•overseeing the evaluation of our Board and its committees.
The Nominating and Corporate Governance Committee considers candidates for Board of Director membership by soliciting recommendations from any of the following sources: independent directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. Additionally, the Nominating and Corporate Governance Committee will review and evaluate the qualifications of any such proposed candidate, and conduct inquiries it deems appropriate. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this Proxy Statement under the heading “Additional Information—Shareholder Proposals.”
Our Board of Directors is responsible for filling vacancies on our Board and for nominating candidates for election by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Director Nomination Process
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board.
Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications and other criteria for director nominees approved by the Board of Directors and all facts and circumstances that it deems appropriate or advisable. The Nominating and Corporate Governance Committee may gather information about the candidates that relate to their skills, their depth and breadth of business experience or other background characteristics, their independence, the needs of the Board and any other item of information that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.
The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:

•The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•The nominee shall be accomplished in his or her respective field, with superior credentials and recognition.
•The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.
•The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.
•To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors.
The table below provides certain highlights of the composition of our Board members and nominees as of April 15, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 15, 2022)
Total Number of Directors	9
	Female	Male	Non‐Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

In addition, one director has identified as a military veteran.
Shareholder Recommendations and Nominees
Our Nominating and Corporate Governance Committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association, Nominating and Corporate Governance Charter and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below not less than 120 days prior to the date on which the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting. Shareholder recommendations for director candidates must include the nominee’s name and address of record, a representation that the shareholder is a holder of the Company’s securities, as well as the nominee’s detailed biographical data and qualifications for board membership, information regarding any arrangements or understandings between the shareholder and the recommended candidate, the consent of the proposed nominee to be named in the proxy statement and serve as a director if elected and any other information regarding the nominee that is required to be included in a proxy statement.
Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information —Shareholder Proposals.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.
You may write to the Nominating and Corporate Governance Committee at:
c/o Ben Harber
Company Secretary
COMPASS Pathways plc
3rd Floor
1 Ashley Road, Altrincham
Cheshire WA14 2DT
United Kingdom
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers, employees and certain designated agents. The Code of Business Conduct and Ethics is available on the “Corporate Governance –Documents and Charters” section of our website at ir.compasspathways.com. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.
Shareholder Communication with the Board of Directors
Our Board of Directors has implemented a process by which our shareholders or any interested parties may communicate with our Board as a whole or with individual members of our Board. Communications directed to our Board as a whole should be addressed to COMPASS Pathways plc 3rd Floor, 1 Ashley Road, Altrincham Cheshire WA14 2DT, United Kingdom Attn: Chair of the Board of Directors, and communications directed to individual directors, including our Lead Independent Director, should be addressed to the attention of the individual director at the same address. Such communications may be made on an anonymous or confidential basis. Communications received will be promptly forwarded to the specified addressees thereof at the Company’s discretion. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Any interested party with concerns about our company may report such concerns to the Board of Directors or the chairman of our Board and Nominating and Corporate Governance Committee by following the procedures described above.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know.
The Audit and Risk Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is +1 877 306 1965 or +44 (0) 800 032 5911.

DIRECTOR COMPENSATION
Under our Directors’ Remuneration Policy for Non-Executive Directors (“Director Compensation Policy”), the Board has the discretion to pay cash fees to our non-executive directors for their Board and committee service. Our compensation arrangements for non-executive directors during 2021, as set forth in our Director Compensation Policy, was comprised of an award of a fixed number of share options plus cash payment.
Our Director Compensation Policy in 2021 provided that each non-executive director will receive the following annual cash retainers for service on our Board: (a) £30,000 ($41,270) for each member, (b) £15,000 ($20,635) for the lead independent director (increased from £10,000 from September 14, 2021), (c) £12,000 ($16,508) for the chair of the Audit and Risk Committee, (d) £8,000 ($11,005) for the chair of each of the Compensation Committee and Innovation and Research Committee Chair, (e) £7,000 ($9,630) for the chair of the Nominating and Corporate Governance Committee (increased from £6,000 from September 14, 2021), (f) £6,000 ($8,254) for each member of the Audit and Risk Committee, (g) £4,000 ($5,503) for each member of the Compensation Committee, (h) £3,500 ($4,815) for each member of the Nominating and Corporate Governance Committee (increased from £3,000 from September 14, 2021) and (i) £4,000 ($5,503) for each member of the Innovation and Research Committee. All amounts have been converted from GBP to USD using the 2021 average FX rate (£1:$1.3757). Fees are reviewed on a periodic basis against those in similar sized companies to ensure they remain competitive and adequately reflect the time commitments and scope of the role. Supplemental fees, in addition to the Board member fees, are paid to recognize the additional time commitments and responsibilities of roles on our committees or the additional commitment of our independent director. Directors may receive limited travel or hospitality related benefits in connection with their duties.
In addition to cash compensation, each non-executive director is eligible to receive share options under our equity incentive plans. We have historically awarded share options to certain non-executive directors in an amount determined at the discretion of the Board or Compensation Committee. The value of all equity awards and cash compensation to any non-executive director in any calendar year for services as a non-executive director shall not exceed £750,000. We do not have a formal share ownership guideline policy for non-executive directors.

During 2021, each new non-executive director elected to our board of directors was granted an initial one-time equity award of options to purchase 24,000 of our ADS on the date of such director’s initial election or appointment to the board of directors. In October 2021, each ongoing non-executive director that continued to serve on the board (excluding any non-executive directors appointed in that year) was granted an option to purchase 12,000 of our ADS. For both initial and annual grants, options vest 25% on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter.

Going forward, annual awards to the non-executive directors will be made on the date of our annual general meeting of shareholders, with the grant guidelines amended, as appropriate, based on market research and advice from its compensation consultant.
The table below shows the compensation paid to our non-executive directors during the year ended December 31, 2021. Mr. Goldsmith and Dr. Malievskaia did not receive compensation for service on the Board and the compensation paid to Mr. Goldsmith and Dr. Malievskaia as employees of the Company are set forth under the heading “Named Executive Officer Compensation—Summary Compensation Table” below. As a U.K.-incorporated company, we have received shareholder approval at our AGM in 2021 for our U.K. statutory directors’ remuneration report, which includes a directors’ remuneration policy for our executive and non-executive directors.

	Fees
	Earned or
	Paid in	Option
	Cash	Awards	Total
Name	($)	($) (1) (2)	($)
Jason Camm (3)	—	—	—
Annalisa Jenkins (4)	66,032	213,201	279,233
Thomas Lönngren	49,535	213,201	262,736
Linda McGoldrick	62,077	213,201	275,278
Robert McQuade	60,529	213,201	273,731
David Norton (4)	62,249	213,201	275,450
Wayne Riley (5)	38,531	513,823	552,354
Florian Brand (6)	13,119	99,374	112,493
(1) The amount reported represents the aggregate grant date fair value of share options awarded to our non-employee directors during the 2021 fiscal year, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the share option reported in this column are set forth in Note 11 in our annual report on Form 10-K filed with the SEC on February 24, 2022. The amount reported in this column reflects the accounting cost for these share option awards and does not correspond to the actual economic value that may be received by the directors upon the exercise of the share options or any sale of the shares.
(2) At December 31, 2021, the Directors owned the following number of outstanding and unexercised share options: Annalisa Jenkins (132,474), Thomas Lönngren (72,095), Linda McGoldrick (33,584) Robert McQuade (33,584), David Norton (147,404), Wayne Riley (24,000) and Florian Brand (5,396). Jason Camm had no options outstanding and unexercised on December 31, 2021.
(3) On February 1, 2021, Mr. Camm permanently waived any and all compensation which he was entitled to receive during the year ended December 31, 2021.
(4) At December 31, 2021, Annalisa Jenkins held 16,321 RSUs and David Norton held 16,321 RSUs. At December 31, 2021 no other Non-Executive Director held RSUs.
(5) Wayne Riley was appointed as Director, effective from March 31, 2021.
(6) On May 14, 2021, Florian Brand resigned from his position as a director.

EXECUTIVE OFFICERS OF THE COMPANY
Below is a list of our executive officers and their positions and ages as of the date of April 19, 2022. George Goldsmith and Ekaterina Malievskaia are married and serve on our Board. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
George Goldsmith	66	Chief Executive Officer, Chair of our Board
Michael Falvey	63	Chief Financial Officer
Guy Goodwin	74	Chief Medical Officer
Ekaterina Malievskaia	55	Chief Innovation Officer, Director
Matthew Owens	44	General Counsel and Chief Legal Officer
For biographical information regarding Mr. Goldsmith and Dr. Malievskaia, see the section titled “Board of Directors and Corporate Governance.”
Michael Falvey has served as our Chief Financial Officer since January 2022. Mr. Falvey was the Chief Financial Officer of Karyopharm Therapeutics between September 2017 and January 2019. Prior to Karyopharm Therapeutics, Mr. Falvey served as Chief Financial Officer at several other high-growth companies including Seven Bridges Genomics from August 2016 to June 2017 and Analysis Group from July 2010 to April 2016. Prior to joining Analysis Group, Mr. Falvey served as Chief Financial Officer of Ahura Scientific and Aspect Medical Systems, and as Vice-President, Finance, at Millennium Pharmaceuticals Inc. In addition to his healthcare experience, Mr. Falvey held financial management positions with Fidelity Investments, Digital Equipment Corporation and General Electric. Mr. Falvey earned a Master of Science in Management from the Sloan School of Management at the Massachusetts Institute of Technology and a Bachelor of Science from Georgetown University’s School of Foreign Service.
Guy Goodwin has served as our Chief Medical Officer since August 2021. Dr. Goodwin currently serves as Emeritus Professor of Psychiatry at The University of Oxford, where he has been a professor of psychiatry since October 1996. Additionally, Dr. Goodwin served as Medical Director at P1vital, where he worked between April 2018 and July 2021. Dr. Goodwin previously served as WA Handley Chair of Psychiatry and Head of the University of Oxford’s Department of Psychiatry. Dr. Goodwin is a Fellow of the American College of Neuropsychopharmacology, and former President of the British Association for Psychopharmacology and of the European College of Neuropsychopharmacology. Dr. Goodwin received his BA, DPhil, BM, and BCh from the University of Oxford.
Matthew Owens has served as our General Counsel and Chief Legal Officer since February 2022. Prior to joining the Company, Mr. Owens served as Global Head Legal, Digital at Novartis International AG, beginning in January 2018. He has served in various positions with Novartis since 2010, also serving as Senior Legal Counsel, and as Head Legal, Strategic Partnerships and Digital. Prior to Novartis, he was Senior Counsel at Solvay Pharmaceuticals, and Corporate Counsel at Mettler-Toledo. He holds a Bachelor of Arts (Pre-Law & Political Science, History & Criminology) from Capital University, Columbus, Ohio, and a Juris Doctorate from Capital University Law School where he was a Presidential Scholar. He is a lecturer at the University of Zurich Law School’s Europa Institute.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and the 2021 compensation for our named executive officers (“NEOs”). This CD&A should be read with the compensation tables and related disclosures for our NEOs.
Our NEOs for 2021* were as follows:
•George Goldsmith, our Chief Executive Officer;
•Guy Goodwin, our Chief Medical Officer (joined August 2021);
•Ekaterina Malievskaia, our Chief Innovation Officer;
•Piers Morgan, our former Chief Financial Officer; and
•Nate Poulsen, our former General Counsel & Chief Legal Officer.

*Nate Poulsen ceased to be an executive officer in October 2021 and left the organization in December 2021. Piers Morgan ceased to be an executive officer upon his departure on December 31, 2021.
This CD&A describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy and objectives. Finally, it discusses how the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our executive officers, including our NEOs, for 2021, including the key factors that our Compensation Committee considered in determining their compensation.
EXECUTIVE SUMMARY
Business Overview
We are a clinical-stage, mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. Our initial focus is on treatment-resistant depression, or TRD, a subset of major depressive disorder, or MDD, comprising patients who are inadequately served by the current treatment paradigm. In 2021, we completed a large-scale randomized, controlled, double-blind Phase IIb clinical trial of our COMP360 psilocybin therapy in 233 patients suffering with TRD, in 22 sites in 10 countries in North America and Europe. This is the largest psilocybin trial completed to date.
We completed our IPO in September 2020. From that time through December 31, 2021, we were a “foreign private issuer” within the meaning of the Exchange Act, and an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. Effective January 1, 2022, we no longer meet those designations and are instead subject to the reporting and other requirements applicable to U.S. domestic issuers and “large accelerated filers” as defined in Rule 12b-2 of the Exchange Act. As a U.S. domestic issuer and large accelerated filer, we have increased U.S. disclosure obligations regarding executive compensation and are required to file for the first time a proxy statement pursuant to Section 14(a) of Exchange Act, including this CD&A, and hold for the first time a non-binding advisory vote on executive compensation.
Corporate Performance Highlights
We have made substantial progress during 2021, including:
Positive results from ground-breaking phase IIb clinical trial of COMP360 psilocybin therapy for TRD, despite the ongoing challenges posed by the COVID-19 pandemic:
•Positive results from ground-breaking phase IIb clinical trial
•Additional data showing patient improvements beyond reduction of depression symptoms
•Positive results from open-label study of 25mg COMP360 psilocybin therapy as adjunct to SSRI antidepressants in treatment-resistant depression
•End-of-phase II meeting scheduled with the U.S. Food and Drug Administration for late April
•Phase III program expected to begin in second half of 2022

Additional COMP360 development programs:
•Phase II trial in post-traumatic stress disorder launched at Kings College London
•Positive results reported from two investigator-led clinical initiatives in major depressive disorder, one of which has been published in The New England Journal of Medicine
•Additional investigator-initiated studies ongoing in multiple indications
Significantly strengthened our balance sheet through:
•Completed a follow-on offering of American Depositary Shares, raising $154.8m
Pipeline development:
•Development of new product candidates through exclusive research project with Dr. Matthias Grill of MiHKAL GmbH, complementing work being done at COMPASS's Discovery Center
Commercial exclusivity and intellectual property:
•10 granted patents issued to-date covering composition, formulation, and method of use
•Several additional filings completed
OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM
Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for performance. Consistent with this philosophy, we have designed our executive compensation program with the following principles in mind:

•	Attract, retain, and motivate high caliber executive talent and focus them on the delivery of the Company’s strategic and business objectives;
•	Be competitive against appropriate market benchmarks and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;
•	Be simple and understandable, both internally and externally;
•	Encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and
•	Take due account of good governance and promote the long-term success of the Company.
Executive Compensation Program Design
Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our shareholders. The Compensation Committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and market competitive practices.
Our executive compensation program consists of a mix of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of annual cash bonuses, which focus on our achievement of annual goals. We also provide long-term incentive compensation opportunities in the form of equity awards, which have historically primarily been in the form of share options and which focus executive attention on our long-term performance. We believe that share options provide a strong reward for growth in the market price of our shares because their entire value depends on future share price appreciation. In connection with our IPO in 2020, we granted share options to our executive team, which were intended to serve as our long-term equity compensation throughout the duration of 2021. As such, we did not issue any additional equity awards to ongoing executives in 2021 and our 2022 awards will serve as the first regular cycle of annual equity grants as a publicly traded company. We did, however, offer a sign-on option award to our newly appointed Chief Medical Officer in the year.

Our executive compensation program is also designed to incorporate sound practices for compensation governance. Below we summarize such practices.
What We Do:

✓	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors.

✓
Retain an Independent Compensation Advisor. The Compensation Committee engages its own compensation advisor to provide information and analysis related to annual executive compensation decisions, including the 2021 executive compensation decisions, and other advice on executive compensation independent of management.

✓
Review Executive Compensation Annually. The Compensation Committee annually reviews our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

✓
Design Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on our corporate performance, as well as equity-based, to align the interests of our executive officers and shareholders.

✓
Use a Pay-for-Performance Philosophy. The majority of our executive officers’ compensation is directly linked to corporate performance and includes a significant long-term equity component, thereby making a substantial portion of each executive officer’s total compensation dependent upon our share price.

What We Don’t Do:

✗
No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

✗	Limited Perquisites. We provide limited perquisites and other personal benefits to our executive officers.

✗	No Special Health and Welfare Benefits. Our executive officers participate in our health and welfare benefits programs on the same basis as our other employees.

✗	No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any change-in-control or severance payments or benefits.

“Say-on-Pay” Vote on Executive Compensation
In prior years, we were both a “foreign private issuer” and an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended; therefore, we were not required to hold a non-binding, advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote). At this AGM, we will hold our first Say-on-Pay vote. Our Board of Directors and Compensation Committee will consider the result of the Say-on-Pay vote, and the related vote on the frequency of which the compensation of our named executive officers is submitted to our shareholders for a vote (a “Say-on-Frequency” vote), when making compensation decisions for our executive officers in the future because we value the opinions of our shareholders.
As a U.K.-incorporated company, we have received shareholder approval at our AGM in 2021 for our U.K. statutory directors’ remuneration report, which includes a directors’ remuneration policy for our executive and non-executive directors. This binding policy is in effect for three years and covers allowable compensation for two of our NEOs, Mr. Goldsmith, our CEO, and Dr. Malievskaia our CIO, both of whom were executive directors of the Company during 2021 and will continue to serve on our Board of Directors for 2022. In 2021, Mr. Goldsmith and Dr. Malievskaia did not receive compensation for their service on our Board.
Among other things, our directors’ remuneration policy sets a cap on the annual bonus payable to an executive director at 125% of the target bonus level and limits the pension contribution or cash supplement payable by the Company to 3% of salary for the U.K.-based executive directors, in line with the wider workforce.
Governance of Executive Compensation Program
Role of the Compensation Committee and the Board of Directors
Our Compensation Committee, which is comprised entirely of independent directors, is responsible for discharging our Board of Directors’ responsibilities relating to compensation of our directors and executives, overseeing our overall compensation structure, policies and programs, and reviewing our processes and procedures for the consideration and determination of director and executive compensation.
The Compensation Committee’s approach to remuneration matters is to enable the Company to attract and retain talent, incentivize long-term value generation, and effectively manage the Company’s cash resources. It is the belief of the Compensation Committee that this is best achieved through a greater emphasis on variable rather than fixed remuneration, comprised of a mix of base salary and benefits, along with the flexibility to appropriately reward and incentivize with variable pay and long-term incentives.
Our Compensation Committee has the authority to retain, at our expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities. At the beginning of the year, the Compensation Committee reviews and approves the primary elements of compensation—base salary increases, cash bonus targets, and annual equity awards—for our NEOs, as authorized by the Board of Directors pursuant to the Compensation Committee charter. In addition, the Compensation Committee may deem it advisable to review and approve subsequent compensation opportunities for our executive officers, including our NEOs.
Compensation-Setting Factors
When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•	the Company’s performance during the year, based on business and corporate goals and priorities established by the Chief Executive Officer (“CEO”) and the Board of Directors;

•	each executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•	the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•	the performance of each individual executive officer, based on an assessment of their contributions to our overall performance, ability to lead their department and work as part of a team, all of which reflect our values;

•	compensation parity among our executive officers;

•	the dilutive impact of equity awards;

•	our retention goals;

•	the expectations of institutional shareholders and any specific feedback received from shareholders;

•	the recommendations provided by the CEO with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decisions for each of our executive officers, including our NEOs. The Compensation Committee and the Board of Directors, as applicable, do not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and the Board of Directors, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions. Our CEO does not make recommendations to our Compensation Committee or participate in the Compensation Committee’s deliberations concerning his own compensation nor the compensation of Dr. Malievskaia, our CIO, because of their spousal relationship.
Role of Management
In discharging its responsibilities, the Compensation Committee works with management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.
In addition, at the beginning of each year, our CEO reviews the performance of our other executive officers, including our other NEOs (other than our CIO, as discussed above), based on our achievement of our corporate goals and each executive officer’s overall performance during that year. The Compensation Committee solicits and reviews our CEO’s recommendations for base salary increases, annual cash bonuses, annual equity awards and any other compensation opportunities for our other executive officers, including our other NEOs (other than our CIO), and considers our CEO’s recommendations in determining such compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program. For 2021, the Compensation Committee engaged Aon as its independent compensation consultant to advise on executive compensation matters including:

•	review and analysis of the compensation for our executive officers, including our NEOs;

•	research, development and review of our compensation peer group; and

•	support on other compensation matters as requested throughout the year.
Aon reports directly to the Compensation Committee and to the Compensation Committee chair. Aon also coordinates with our management for data collection and job matching for our executive officers. The Compensation Committee reviewed its relationship with Aon and considered Aon’s independence in light of all relevant factors, including those set forth in the Exchange Act and in applicable Nasdaq listing rules. The Compensation Committee concluded that the work performed by Aon and Aon’s senior advisors involved in the engagements did not raise any conflict of interest. In reaching these conclusions, our Compensation Committee considered the factors set forth in the SEC rules and the applicable Nasdaq rules.
Role of Market Data
For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of public biotechnology companies that are similar to us in terms of market capitalization, stage of development and number of employees. As a health care company with operations in the United States and Europe, we operate within a global marketplace for talent. Given that the market for experienced health care executive talent is competitive, particularly in the United States, the Compensation Committee references the U.S. market as the leading indicator for remuneration levels and practices. The Compensation Committee reviews our compensation peer group annually and makes adjustments to our peer group if necessary, taking into account changes in both our business and our peer companies’ businesses. The Compensation Committee also uses market data—from our compensation peer group and from a life sciences cut of the Radford Global Compensation Database—as one factor in evaluating whether the compensation for our executive officers is competitive in the market. The Compensation Committee and the Board of Directors, as applicable, also rely on their own knowledge and judgment in evaluating market data and making compensation decisions.
To determine the composition of the peer group for 2021, which was established in connection with the IPO in July 2020, the Compensation Committee considered the following criteria:

•
publicly-traded companies listed in the United States (including both U.S.-headquartered and European-headquartered companies), with a preference towards companies with a recent IPO (i.e., within the past five years);

•	companies in the pre-commercial biotechnology or health care technology sectors, with preference towards mental health care and healthcare technology platform companies, as appropriate;

•	similar market capitalization—within a range of approximately 0.33x to approximately 3.0x our anticipated market capitalization at IPO;

•	the stage of development of each company’s development candidates; and

•	similar headcount—within a range of 25 to 250 employees based on our then headcount of roughly 50 full-time employees.
This analysis led to the selection of the following peer group which was used to make the relevant compensation assessments for 2021 for purposes of establishing 2021 annual base salary and target bonus for our NEOs. We also used the peer group to determine at-IPO equity awards we made to our NEOs in 2020, which served as our long-term incentive compensation for 2021.
2021 Compensation Peer Group

AC Immune SA Adaptimmune Therapeutics plc Arcus Biosciences, Inc. Autolus Therapeutics plc CareDx, Inc. Constellation Pharmaceuticals, Inc. Crinetics Pharmaceuticals, Inc.	Fulgent Genetics, Inc. Livongo Health, Inc. Magenta Therapeutics, Inc. Merus N.V. Myovant Sciences Ltd. NantHealth, Inc. NextCure, Inc.	Orchard Therapeutics plc Replimmune Group Rocket Pharmaceuticals, Inc. Scholar Rock Holding Corporation Syros Pharmaceuticals, Inc. Translate Bio, Inc. Y-mAbs Therapeutics, Inc;
Fulcrum Therapeutics, Inc.
PRIMARY ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM
The primary elements of our executive compensation program are:

•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses; and

•	long-term incentive compensation in the form of annual equity awards.
Our executive officers, including our NEOs, are also eligible to participate in our standard employee benefit plans, such as our health and welfare benefits plans, and defined contribution retirement plans on the same basis as our other employees. In addition, as described below, our executive officers, including our NEOs, are entitled to certain change-in-control severance payments and benefits pursuant to their employment agreements, described herein.
Base Salary
We pay base salaries to our executive officers, including our NEOs, to provide a market competitive fixed remuneration that reflects the responsibilities of the role undertaken, the experience of the individual, and their performance in the role over time. At the time of hire, base salaries are determined for our executive officers, including our NEOs, based on the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above. With the exception of 2021 (as described below), typically, at the beginning of each year, the Compensation Committee reviews base salaries for our executive officers, including our NEOs, based on such factors to determine if an increase is appropriate. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities.
2021 Annual Base Salary
In September 2020, upon completion of our IPO, the Compensation Committee implemented market-based salary adjustments to reflect our status as a newly-public company. As competitive salaries were implemented in the latter half of 2020 in connection with the IPO, the Compensation Committee did not approve any additional increases for 2021, with base salaries for the NEOs remaining at the same levels as were approved at IPO.

Named Executive Officer (1)	2020 Post- IPO Annual Base Salary	2021 Annual Base Salary	Percentage Increase
George Goldsmith	$584,658	$584,658	0.0%
Piers Morgan	$440,213	$440,213	0.0%
Ekaterina Malievskaia	$412,700	$412,700	0.0%
Nate Poulsen	$370,000	$370,000	0.0%
Guy Goodwin (2)	N/A	$446,335	N/A
(1) All amounts, except those for Mr. Poulsen, have been converted from GBP to USD using the 2021 average FX rate (£1:$1.3757).
(2) Guy Goodwin was appointed as our Chief Medical Officer in July 2021, with an August 2021 start date, and his base salary was established at that time.
The actual base salaries paid to our NEOs in 2021 are set forth in the “Summary Compensation Table” below.
Short-Term Incentive Compensation
Annual Cash Bonuses
We provide short-term incentive compensation opportunities to our executive officers, including our NEOs, in the form of annual cash bonuses to incentivize and award delivery of the Company’s strategy and corporate objectives on an annual basis. For 2021, we focused on our overall corporate performance to determine the cash incentives of our CEO and, after discussion with management, other NEOs, with some discretion applied based on individual achievements in the year. Going forward, for 2022, we will incorporate a distinct individual performance assessment for each of the NEOs beyond the CEO to recognize their individual and team objectives within their respective functional areas.
Performance Goals
At the beginning of each year, the Board of Directors discusses with the CEO the annual corporate performance objectives that are intended to be the most significant drivers of our short-term and long-term success.
After the end of the relevant financial year, the Compensation Committee assesses the results of the corporate goals, reviews management’s self-assessment, evaluates specific achievements that advanced the prior year’s corporate objectives, and determines our overall success in the prior year. The Compensation Committee considers our CEO’s recommendations, and independently reviews and approves the total percentage achievement level for each of the other NEOs.
Target Annual Bonuses
At the time of hire, the target annual bonus is determined for each of our NEOs, and at the beginning of each year, the Compensation Committee reviews and determines whether to change the target annual bonus for each such individual. The Compensation Committee considers the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses represent a specific percentage of annual base salary. At the time of our IPO, we adjusted our targets based on a review of peer public companies. Each year, we evaluate our target annual bonuses relative to our executive peer group and adjust the targets, as appropriate, to stay aligned with our compensation philosophy. The last undertaking of this analysis occurred around the time of our IPO in September 2020, when we adjusted Mr. Goldsmith’s target from 50% to 55%, Dr. Malievskaia’s target from 40% to 45%, Mr. Morgan’s target from 50% to 45%, and Mr. Poulsen’s target from 33% to 35%. We expect to undertake a further analysis this year.

2021 Annual Cash Bonuses
The 2021 corporate goals and achievements are set forth below. The Compensation Committee determines the range of our corporate performance from a threshold of 50% to a maximum of 125%. No bonus is paid to any executive officer unless 50% of the corporate goals are achieved.

Corporate Goals and Achievements

•
COMP360 for TRD: Prepare for a successful end-of-phase 2b meeting and a prompt launch of phase 3 – Results of our Phase 2b study were delivered on time and as planned, despite the uncertainties linked to the pandemic. We conducted a comprehensive regulatory engagement with the FDA and various European agencies, while ensuring operational readiness for Phase 3.

•
Build out a portfolio of new indications for COMP360, new compounds and technologies that have the potential to improve the safety, efficacy, and accessibility of our therapies – Clinical development programs for PTSD and anorexia were initiated. We strengthened our drug discovery capabilities through our Discovery Center and other partnerships, successfully filing three PCT patents. In the area of researching technologies to improve safety, efficacy and efficiency, we developed a prototype to transcribe our patient session recordings, which is more cost efficient than externally available tools. We developed a secure and compliant centralised data storage repository and additional computational tools, including a proprietary web application allowing for confidential and secure recording reviews.

•
Position COMPASS as a leading mental health care company and fund future plans – We raised $165m in a secondary offering of American Depository Shares, above our target of $140m, and have prepared for other fundraising opportunities.

•
COMP360 for TRD: Prepare for a successful commercial launch that will ensure access for as many patients as possible – We developed our commercial and patient access model at launch, including reimbursement codes, real world data and payer partnerships, services and a go-to-market model. We developed and tested the first version of a scalable therapist training platform, as well as a scalable patient support platform, in accordance with regulatory requirements.

•
Develop a talented team and an organisation that makes rapid growth sustainable for employees – We strengthened talent hiring and people development capabilities and processes, including recruitment, onboarding, performance management, learning and development and equity, diversity and inclusion. We managed strong headcount growth, strengthened our People and IT capabilities, and maintained a score >85% on the engagement dimensions of our People survey.

In January 2022, the Compensation Committee evaluated our achievement of the 2021 corporate objectives. Based on our 2021 results, the Compensation Committee determined that we had not only achieved each of our performance goals at target but had also achieved certain stretch goals, in particular around the continued development and commercial preparations for COMP360 for TRD and the extension of COMP360 to different indications. Based on this assessment, the Compensation Committee determined to fund the annual bonus pool at 110%, a percentage reached as a weighted average of scores against our corporate goals as applied to a maximum bonus of 125% and which reflected our above-target corporate performance.
The Compensation Committee awarded bonuses at this funding level for the CEO and other NEOs, after evaluating each person’s contributions in light of company goals, with adjustments to award sizes based on individual performance in the year. While all of our NEOs met their targets, exceptional performance was rewarded with payouts above 110%.

The table below sets forth the 2021 annual base salaries, target annual cash bonuses, and the 2021 annual cash bonuses earned by our NEOs.

Named Executive Officer (1)	2021 Annual Base Salary	Target Annual Cash Bonus (% of Annual Base Salary)	2021 Payout (% of Target)	2021 Annual Cash Bonus
George Goldsmith	$584,658	55%	100%	$321,562
Ekaterina Malievskaia	$412,700	45%	125%	$231,800
Guy Goodwin (2)	$167,716	35%	110%	$64,572
Piers Morgan (3)	$440,213	45%	N/A (4)	$137,567
Nate Poulsen	$370,000	35%	104%	$134,472
(1) All amounts, except those for Mr. Poulsen, have been converted from GBP to USD using the 2021 average FX rate (£1:$1.3757).
(2) Mr. Goodwin was appointed as our Chief Medical Officer in July 2021, with an August 2021 start date, and his target bonus was calculated based on a pro-rated salary from his point of hire to year-end.
(3) A discretionary 2021 bonus payment of £100,000 ($137,567) was made to Mr. Morgan in connection with his continued fulfillment of his function as Chief Financial Officer until the end of 2021.
(4) Mr. Morgan ceased to be an employee of the Company on December 31, 2021 and was not entitled to his annual bonus.
Long-Term Incentive Compensation
Long-term incentive compensation in the form of equity incentives aligns the interests of our executive officers, including our NEOs, with long-term shareholder interests and allows us to attract, incentivize, and retain staff in a competitive market. As a form of compensation, share-based incentives also enable us to more effectively manage the Company’s cash resources.
In connection with the IPO, we adopted the COMPASS Pathways plc 2020 Share Option and Incentive Plan (the “2020 Plan”). The 2020 Plan allows for the grant of options, restricted share awards, restricted share unit awards (“RSUs”), other share or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.
At the time of hire, equity awards are granted to our executive officers, including our NEOs, based on the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above. With the exception of 2021 (as discussed above), typically, at the beginning of each year, the Compensation Committee determines the size and relative weighting of the annual equity awards for our executive officers, including our NEOs, it deems reasonable and appropriate based on such factors. The size and relative weighting is the same for each of our executive officers, including our NEOs, who are at the same level. In addition, the Compensation Committee may deem it advisable to grant subsequent equity awards to our executive officers, including our NEOs, and may adjust their equity awards in the event of a promotion or significant change in responsibilities.
As the Company made share option grants to executive officers, including our NEOs, at the time of IPO in September 2020 under the 2020 Plan, no additional equity grants were issued to Named Executive Officers during 2021, barring our Chief Medical Officer, who received a sign-on equity grant of 100,000 options that vest 25% on the one-year anniversary of the grant date and over 36 equal installments over the subsequent 36 months, subject to his continued service. With the help of our compensation consultant, we determine whether to grant additional equity awards, the mix of RSUs and options and the amount of equity awards to give to our executive officers based on benchmarking the position of each executive officer against the compensation paid to people in similar positions in our peer group.
Employment Arrangements with our Named Executive Officers
In connection with our IPO, the Compensation Committee reviewed the employment agreements with our executive officers, including our NEOs, with a focus on public market practices and severance arrangements in the event of involuntary termination not in connection with a change in control and involuntary termination or good reason termination in connection with a change in control, and determined to revise the terms of employment agreements with our executive officers in line with prevailing market practice for our peer companies and prevailing practices in the NEO’s jurisdiction of employment, providing similar terms to executives hired since the IPO. We engage our NEOs using standard terms as set out in our executive employment agreements. These agreements set forth the individual’s base salary and bonus target based on a percentage of annual base salary and entitle the executive officer to participate in our equity incentive plans, with the amount of such equity participation to be determined at the Compensation Committee’s sole discretion, and other employee benefits generally available to our employees. The agreements also prohibit our NEOs from engaging directly or indirectly in competition with us, recruiting or soliciting our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.
Our post-employment compensation arrangements set forth in the employment agreements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. Mr. Poulsen received severance payments consistent with the terms of his employment agreement in connection with his departure from the Company on December 31, 2021.
Our Compensation Committee and the Board of Directors do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For more information on the service and employment agreements with our NEOs and post-employment compensation arrangements, see the discussion under the headings “Employment Agreements, Change of Control and Severance Arrangements with Named Executive Officers” and “Potential Payments upon Termination or Change in Control” later in this Proxy Statement.
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our U.S.-based employees, including any U.S.-based NEOs, who satisfy certain eligibility requirements. The U.S. Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We currently contribute a 4% safe harbor match on employee contributions up to the statutory limit.
We also maintain a defined contribution plan for U.K. employees, including any U.K.-based NEOs, who satisfy certain eligibility requirements. All employees who participate in the plan receive a 3% contribution. Mr. Morgan received an 8% contribution in line with the terms of his employment agreement.
2020 Share Option and Incentive Plan
In September 2020, we adopted the 2020 Plan. The 2020 Plan allows the Compensation Committee to make equity-based and cash-based incentive awards to our officers, employees, directors and other key persons (including consultants). The 2020 Plan is more fully described below, see “Grants of Plan Based Awards for Fiscal Year 2021.”

The 2020 Plan permits the granting of both options to purchase ordinary shares intended to qualify as incentive share options under Section 422 of the Code, and options that do not so qualify. The option exercise price of each option will be determined by our Compensation Committee but may not be less than 100% of the fair market value of our ordinary shares on the date of grant. The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. Our Compensation Committee development committee will determine at what time or times each option may be exercised.

Our Compensation Committee may award share appreciation rights subject to such conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to ordinary shares, or cash, equal to the value of the appreciation in our share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of the fair market value of the ordinary shares on the date of grant.

Other Compensation Policies and Practices
Policy Prohibiting Hedging and Pledging
Our Insider Trading Policy prohibits our executive officers, the non-employee members of our Board of Directors and certain designated employees who in the course of the performance of their duties have access to material, non-public information regarding the Company from engaging in the following transactions:

•	selling any of our securities that they do not own at the time of the sale (a “short sale”);

•	buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities at any time;

•	using our securities as collateral in a margin account; and

•	pledging our securities as collateral for a loan (or modifying an existing pledge) unless the pledge has been approved by the Audit and Risk Committee of the Board of Directors.
Tax and Accounting Considerations
Taxation of “Parachute” Payments
Sections 280G and 4999 of the U.S. Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the U.S. Code.
Risk Assessment
Our Compensation Committee annually assesses our compensation plans, policies and practices for NEOs and other employees, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short and long-term incentives and fixed and variable amounts; our variable compensation provides enhanced incentives for executives to outperform and strong disincentives for executives to underperform against our Company goals and is based on a balanced mix of Company performance criteria; and the Board and compensation committee have the authority to adjust variable compensation as appropriate.

COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE REPORT
The Compensation and Leadership Development Committee of our Board has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
The COMPASS Pathways plc Compensation and Leadership Development Committee
Annalisa Jenkins (Chair)
Jason Camm
David Norton
Wayne Riley

The information contained in this Compensation and Leadership Development Committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation and Leadership Development Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this Compensation and Leadership Development Committee report shall not be deemed filed under either the Securities Act or the Exchange Act.

NAMED EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated.

					Non-Equity
					Incentive
				Option	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position (1)	Year	($)	($)	($) (2)	($)	($)	($)
George Goldsmith	2021	584,658		—	321,562	37,304 (3)	943,523
Chief Executive Officer	2020	453,936		1,707,007	234,743	34,113	2,429,800
	2019	346,782		—	—	28,752	375,534
Piers Morgan (4)	2021	440,213	137,567 (5)	123,260 (6)		35,217 (7)	736,256
Former Chief Financial Officer	2020	262,523		1,377,094	149,207	19,643	1,808,467
Guy Goodwin (8)	2021	167,719		1,817,184	64,572	—	2,049,475
Chief Medical Officer	—	—		—	—	—	—
Ekaterina Malievskaia	2021	412,700		—	231,800	24,635 (3)	669,134
Chief Innovation Officer	2020	362,287		1,401,736	150,403	23,708	1,938,134
	2019	306,659		—	—	21,027	327,686
Nate Poulsen (9)	2021	370,000		—	134,472	900,748 (10)	1,405,220
Former GC and Chief Legal Officer	2020	370,000		722,133	107,250	2,000	1,201,383
	2019	325,000		330,664	—	—	655,664
(1) All amounts, except those for Mr. Poulsen, have been converted from GBP to USD using the 2021 average FX rate (£1:$1.3757).
(2) The amount reported in the Option Awards column represents the aggregate grant date fair value of time-based share options granted to each of the NEOs in the applicable year, calculated in accordance with the provisions of FASB ASC Topic 718. The assumptions we used in calculating these amounts are included in Note 10 of our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K, filed with the SEC on February 24, 2022. The amounts reported in the Summary Compensation Table for these time-based option awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, share price fluctuations and the NEO’s continued employment.
(3) All other compensation received by Mr. Goldsmith and Dr. Malievskaia relates to health insurance premiums paid under a separate policy than what is applicable to all other employees.
(4) On December 31, 2021, Mr. Morgan’s resignation from the position of Chief Financial Officer became effective.
(5)A discretionary 2021 bonus payment of $137,567 was made to Mr. Morgan in connection with his continued fulfillment of his function as Chief Financial Officer until the end of 2021.
(6) As part of Mr. Morgan’s separation agreement with the Company, there were two modifications in relation to his previously granted options. This amount represented the additional charges the Company recognized as part of these modifications calculated in accordance with FASB ASC Topic 718.
(7) All other compensation received by Mr. Morgan relates to Company pension contributions of 8%.
(8) Dr. Goodwin joined us in July 2021 (with an August 2021 start date). The amount reported for salary represents the amount earning following his commencement of employment, and the amount of his non-equity incentive compensation was prorated to reflect his partial year of employment.
(9) On December 31, 2021, Mr. Poulsen employment termination with the Company became effective.
(10) This amount represents the severance equal to nine months of his base salary ($277,500) plus an additional $615,000 paid to Mr. Poulsen upon termination of employment consistent with the terms of his employment agreement entered into in September 2020. This amount also includes $8,248 in 401(k) matching contributions by the Company.

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR 2021

					All Other		Grant Date
		Estimated Future Payouts			Option Awards:		Fair Value
		Under Non-Equity Incentive			Number of	Exercise or	Of Stock
		Plan Awards (1)			Securities	Base Price of	and Option
		Threshold	Target	Maximum	Underlying Options (3)	Option Awards	Awards (4)
Name	Grant Date	($)	($)	($) (2)	(#)	($/Sh)	($)
George Goldsmith (5)	—	160,781	321,562	401,952	—	—	—
Piers Morgan (5)	—	99,048	198,096	247,620	—	—	—
Guy Goodwin (5)	8/16/2021	—	—	—	100,000	30.27	1,817,184
	—	29,351	58,702	73,377	—	—	—
Ekaterina Malievskaia (5)	—	92,857	185,715	232,144	—	—	—
Nate Poulsen	—	64,750	129,500	161,875	—	—	—
(1) The amounts shown reflect the target annual cash bonus for our NEOs, which are disclosed in the “2021 Annual Cash Bonuses” section of the above “Compensation Discussion and Analysis.” The actual amounts paid for 2021 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2) The non-equity incentive plan award maximum can be modified by an individual performance modifier up to 125%.
(3) The amounts shown represent time-based share options granted pursuant to our 2020 Plan.
(4) The amount reported represents the aggregate grant date fair value of share options awarded to our NEOs during 2021, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the share option reported in this column are set forth in Note 11 in our Annual Report on Form 10-K. The amount reported in this column reflects the accounting cost for these share option awards and does not correspond to the actual economic value that may be received by the NEOs upon the exercise of the share options or any sale of the shares.
(5)All amounts, except those for Mr. Poulsen, have been converted from GBP to USD using the 2021 average FX rate (£1:$1.3757).

2020 Share Option and Incentive Plan
In September 2020, we adopted the 2020 Plan. The 2020 Plan allows the Compensation Committee to make equity-based and cash-based incentive awards to our officers, employees, directors and other key persons (including consultants).
We have initially reserved 2,074,325 ordinary shares (the “Initial Limit”) for the issuance of awards under the 2020 Plan. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by four percent of the outstanding number of ordinary shares on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee (the “Annual Increase”). This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization. The ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of shares, expire or are otherwise terminated (other than by exercise) under the 2020 Plan will be added back to the ordinary shares available for issuance under the 2020 Plan.
The maximum aggregate number of shares that may be issued in the form of incentive share options shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 2,074,325 ordinary shares.

The 2020 Plan is administered by our Compensation Committee. Our Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. Persons eligible to participate in the 2020 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by our Compensation Committee in its discretion.
The 2020 Plan permits the granting of both options to purchase ordinary shares intended to qualify as incentive share options under Section 422 of the Code, and options that do not so qualify. The option exercise price of each option will be determined by our Compensation Committee but may not be less than 100% of the fair market value of our ordinary shares on the date of grant. The term of each option will be fixed by our Compensation Committee and may not exceed 10 years from the date of grant. Our Compensation Committee will determine at what time or times each option may be exercised.
Our Compensation Committee may award share appreciation rights subject to such conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to ordinary shares, or cash, equal to the value of the appreciation in our share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of the fair market value of the ordinary shares on the date of grant.
Our Compensation Committee may award restricted shares and restricted share units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. Our Compensation Committee may also grant ordinary shares that are free from any restrictions under the 2020 Plan. Unrestricted shares may be granted to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant. Our Compensation Committee may grant cash bonuses under the 2020 Plan to participants, subject to the achievement of certain performance goals.
The 2020 Plan provides that in the case of, and subject to, the consummation of a “sale event” as defined in the 2020 Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, then (i) all share options and share appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion and (ii) upon the effectiveness of the sale event, the 2020 Plan and all awards will automatically terminate. In the event of such termination, (i) individuals holding options and share appreciation rights will be permitted to exercise such options and share appreciation rights (to the extent exercisable) prior to the sale event, or (ii) we may make or provide for a cash payment to participants holding options and share appreciation rights equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or share appreciation rights (to the extent then exercisable).
Our Board of Directors may amend or discontinue the 2020 Plan and our Compensation Committee may amend the exercise price of options and amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2020 Plan require the approval of our shareholders. No awards may be granted under the 2020 Plan after the date that is ten years from the date of shareholder approval.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The following table summarizes the options and restricted share units that we granted to our executive officers pursuant to the terms of our equity program established in our 2017 Equity Incentive Plan (the “2017 Plan”) and the 2020 Plan and were outstanding as of December 31, 2021:

	Option Awards				Stock Awards
						Market
					Number of	Value of
	Number of Securities				Shares or	Shares or
	Underlying Unexercised		Option		Units That	Units That
	Options		Exercise	Option	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($) (1)
George Goldsmith (2)	35,500	78,100	17.00	9/18/2030
(3)					30,739	679,332
Piers Morgan (4)	73,280	—	4.72	3/30/2030
(5)	27,990	—	0.01	6/30/2030
(6)	28,000	—	17.00	9/18/2030
Guy Goodwin (7)	—	100,000	30.27	8/15/2031
Ekaterina Malievskaia (8)	26,625	58,575	17.00	9/18/2030
(9)					30,739	679,332
Nate Poulsen (10)	111,178	—	1.37	7/20/2029
(11)	30,466	—	2.32	3/30/2030
(12)	12,247	—	17.00	9/18/2030
(1) Market value has been computed in accordance with SEC rules as the number of unvested shares or units multiplied by the closing price per share of our ADSs on The Nasdaq Global Select Market as of 12/31/2021 ($22.10).
(2) Options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is September 18, 2020. This grant was made under the 2020 Plan.
(3) The restricted share units are subject to 25% vesting upon the earlier of (i) the one year anniversary of the date of grant, or (ii) the first day following the six-month anniversary of the listing of the Company’s ordinary shares on any stock exchange on which the closing price of the shares is 20% higher than the listing price for at least five consecutive trading days. They vest quarterly thereafter over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is August 12, 2020. This grant was made under the 2017 Plan.
(4) Nominal options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is March 23, 2020. This grant was made under the 2017 Plan.
(5) Nominal options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is 30 June 2020. This grant was made under the 2017 Plan.
(6) Options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is September 18, 2020. This grant was made under the 2020 Plan.
(7) Options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is August 16, 2021. This grant was made under the 2020 Plan.
(8) Options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is September 18, 2020. This grant was made under the 2020 Plan.
(9) The restricted share units are subject to 25% vesting upon the earlier of (i) the one year anniversary of the date of grant, or (ii) the first day following the six-month anniversary of the listing of the Company’s ordinary shares on any stock exchange on which the closing price of the shares is 20% higher than the listing price for at least five consecutive trading days. They vest quarterly thereafter for three years, subject to continued service through each applicable vesting date. The vesting commencement date is August 12, 2020. This grant was made under the 2017 Plan.

(10) Nominal options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is June 5, 2019. This grant was made under the 2017 Plan.
(11) Nominal options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is June 5, 2019. This grant was made under the 2017 Plan.
(12) Options vest over a 4 year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is September 18, 2020. This grant was made under the 2020 Plan.
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2021

The following table sets forth the number of shares acquired and the value realized upon exercises of share options and vesting of RSUs during the fiscal year ended December 31, 2021 by each of our NEOs.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)
George Goldsmith	—	—	13,971	463,891
Piers Morgan	94,229	1,690,293	—	—
Guy Goodwin	—	—	—	—
Ekaterina Malievskaia	—	—	13,971	463,891
Nate Poulsen	92,195	2,867,112	12,570	417,374
(1) The value realized upon the exercise of share options is calculated by (a) subtracting the share option exercise price from the market price on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying the share options exercised.
(2) The value realized upon vesting of RSUs is calculated by multiplying the number of shares of RSUs vested by the market price on the vest date.

EMPLOYMENT AGREEMENTS, CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
George Goldsmith
General Terms. In September 2020, we entered into an employment agreement with Mr. Goldsmith in connection with his continued employment as our Chief Executive Officer.
Mr. Goldsmith’s employment agreement provides for an initial base salary of £425,000 ($584,658), which is subject to annual review and redetermination. This salary was increased to £433,500 ($596,351), effective January 1, 2022. In addition, Mr. Goldsmith is entitled to participate in our executive variable cash compensation program. In his employment agreement, Mr. Goldsmith is eligible to earn an annual incentive bonus, with a target bonus amount of 55% of his base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by our Board of Directors in its discretion. Mr. Goldsmith is only entitled to payment of a bonus payment if he is in the Company’s employment and not under notice, given or received, on the date that the bonus is paid and is not eligible for a bonus payment if he is subject to any disciplinary action or investigation at the date any bonus is being considered or paid. Mr. Goldsmith is also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.
Payments upon Termination. The Company may, in its discretion, terminate Mr. Goldsmith’s employment at any time with immediate effect by providing notice to Mr. Goldsmith that it is exercising its right and will make a payment in lieu of notice (“PILON”). Such PILON is equal to the base salary which Mr. Goldsmith would be entitled to receive during the notice period of nine months less deductions required by law and will be paid within 28 days.
Mr. Goldsmith is subject to immediate termination and is not entitled to any further payment, including any PILON which the Company is entitled to recover if payment was already made, other than amounts accrued as of the termination date in the event he is terminated for certain reasons for cause, including gross misconduct, serious breach of his employment agreement, gross negligence or incompetence and certain other requirements, as set forth in his employment agreement. In the event Mr. Goldsmith is terminated for any reason, under most circumstances, the Company is required to reimburse him for any unused holiday entitlements.
Following service of notice to terminate the employment by either party, which is required to be given with not less than nine months’ prior written notice, the Company may place Mr. Goldsmith on garden leave for the whole or part of the remainder of his employment. Under garden leave, Mr. Goldsmith would receive his base salary for the period, but would not be entitled to receive any bonus or other incentive in respect of the period of garden leave.
If Mr. Goldsmith is terminated other than for misconduct, lack of capability or poor performance, or if Mr. Goldsmith terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, Mr. Goldsmith is entitled to (a) 18 months’ base salary, (b) the pro rata bonus Mr. Goldsmith would have received for the year in which his employment is terminated had he not been dismissed, but not including any pro rata bonus for a notice period which is not worked and (c) an amount equivalent to the cost to the Company of providing Mr. Goldsmith with his other employment benefits for 18 months.
Piers Morgan
General Terms. In September 2020, we entered into an employment agreement with Mr. Morgan in connection with his continued employment as our Chief Financial Officer.
Mr. Morgan’s employment agreement provided for an initial base salary of £320,000 ($440,224), which is subject to annual review and redetermination. In addition, Mr. Morgan was entitled to participate in our executive variable cash compensation program. Mr. Morgan was eligible to earn an annual incentive bonus, with a target bonus amount of 45% of his base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances). A discretionary 2021 bonus payment of £100,000 ($137,570) was awarded to Mr. Morgan in connection with the continued fulfillment of his function as Chief Financial Officer until December 31, 2021. Mr. Morgan was also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.
Settlement Agreement. On July 29, 2021, we entered into a settlement agreement with Mr. Morgan, which provided, among other things, that Mr. Morgan would receive (i) his salary up to his termination date of December 31, 2021, (ii) compensation for any outstanding holiday accrued and unused as of the termination date and (iii) his contractual benefits up to his termination date of December 31, 2021. Mr. Morgan did not receive any additional payments in connection with his voluntary termination with the Company.
As part of Mr. Morgan’s settlement agreement with the Company, there were two modifications in relation to his previously granted options regarding vesting condition accelerating some options to be vested by December 31, 2021 and expected terms changing from 90 days to 6 months after final employment date, which resulted in an additional charge of $123,260 for the Company under FASB ASC Topic 718.
Guy Goodwin
General Terms. In July 2021, we entered into an employment agreement with Dr. Goodwin in connection with his appointment as our Chief Medical Officer.
Dr. Goodwin’s employment agreement provides for a base salary of £324,450 ($446,346), which is subject to annual review and redetermination. In addition, Dr. Goodwin is entitled to participate in our executive variable cash compensation program. In his employment agreement, Dr. Goodwin is eligible to earn an annual incentive bonus, with a target bonus amount of 35% of his base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by our Board of Directors in its discretion. Dr. Goodwin is only entitled to payment of a bonus payment if he is in the Company’s employment on the date that the bonus is paid and is not eligible for a bonus payment if he is subject to any disciplinary action or investigation at the date any bonus is being considered or paid. Dr. Goodwin is also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.
Payments upon Termination. The Company may, in its discretion, terminate Dr. Goodwin’s employment at any time with immediate effect by providing notice to Dr. Goodwin that it is exercising its right and will make a PILON. Such PILON is equal to the base salary which Dr. Goodwin would be entitled to receive during the notice period of three months less deductions required by law and will be paid within 28 days.

Dr. Goodwin is subject to immediate termination and is not entitled to any further payment, including any PILON which the Company is entitled to recover if payment was already made, other than amounts accrued as of the termination date in the event he is terminated for certain reasons for cause, including gross misconduct, serious breach of his employment agreement, gross negligence or incompetence and certain other requirements, as set forth in his employment agreement. In the event Dr. Goodwin is terminated for any reason, under most circumstances, the Company is required to reimburse him for any unused holiday entitlements.

Following service of notice to terminate the employment by either party, which is required to be given with not less than three months’ prior written notice, the Company may place Dr. Goodwin on garden leave for the whole or part of the remainder of his employment. Under garden leave, Dr. Goodwin would receive his base salary for the period, but would not be entitled to receive any bonus or other incentive in respect of the period of garden leave.
If Dr. Goodwin is terminated other than for misconduct, lack of capability or poor performance, or if Dr. Goodwin terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, Dr. Goodwin is entitled to (a) 12 months’ base salary, (b) the pro rata bonus Dr. Goodwin would have received for the year in which his employment is terminated had he not been dismissed, but not including any pro rata bonus for a notice period which is not worked and (c) an amount equivalent to the cost to the Company of providing Dr. Goodwin with his other employment benefits for 12 months.
Ekaterina Malievskaia
General Terms. In September 2020, we entered into an employment agreement with Dr. Malievskaia in connection with her continued employment as our Chief Innovation Officer.
Dr. Malievskaia’s employment agreement provides for an initial base salary of £300,000 ($412,710), which is subject to annual review and redetermination. This salary was increased to £306,000 ($420,964), effective January 1, 2022. In addition, Dr. Malievskaia is entitled to participate in our executive variable cash compensation program. In her employment agreement, Dr. Malievskaia is eligible to earn an annual incentive bonus, with a target bonus amount of 45% of her base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances). Dr. Malievskaia is also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.
Payments upon Termination. The Company may, in its discretion, terminate Dr. Malievskaia’s employment at any time with immediate effect by providing notice to Dr. Malievskaia that it is exercising its right and will make a PILON. Such PILON is equal to the base salary which Dr. Malievskaia would be entitled to receive during the notice period of nine months less deductions required by law and will be paid within 28 days.
Dr. Malievskaia is subject to immediate termination and is not entitled to any further payment, including any PILON which the Company is entitled to recover if payment was already made, other than amounts accrued as of the termination date in the event he is terminated for certain reasons for cause, including gross misconduct, serious breach of her employment agreement, gross negligence or incompetence and certain other requirements, as set forth in her employment agreement. In the event Dr. Malievskaia is terminated for any reason, under most circumstances, the Company is required to reimburse him for any unused holiday entitlements.
Following service of notice to terminate the employment by either party, which is required to be given with not less than nine months’ prior written notice, the Company may place Dr. Malievskaia on garden leave for the whole or part of the remainder of her employment. Under garden leave, Dr. Malievskaia would receive her base salary for the period, but would not be entitled to receive any bonus or other incentive in respect of the period of garden leave.
If Dr. Malievskaia is terminated other than for misconduct, lack of capability or poor performance, or if Dr. Malievskaia terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, Dr. Malievskaia is entitled to (a) 12 months’ base salary, (b) the pro rata bonus Dr. Malievskaia would have received for the year in which his employment is terminated had she not been dismissed, but not including any pro rata bonus for a notice period which is not worked and (c) an amount equivalent to the cost to the Company of providing Dr. Malievskaia with her other employment benefits for 12 months.

Nate Poulsen
General Terms. In September 2020, we entered into an employment agreement with Mr. Poulsen in connection with his continued employment as our General Counsel and Chief Legal Officer.
Mr. Poulsen’s employment agreement provided for an initial base salary of $370,000. In addition, Mr. Poulsen was entitled to participate in our executive variable cash compensation program. In his employment agreement, Mr. Poulsen was eligible to earn an annual incentive bonus, with a target bonus amount of 35% of his base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances). Mr. Poulsen was also eligible to participate in all our generally-available employee benefit plans and programs.
Transition Agreement. On September 29, 2021, we entered into a transition agreement with Mr. Poulsen. Under the terms of the transition agreement, Mr. Poulsen ceased to serve as the General Counsel and Chief Legal Officer and took on the role of Chief Legal Officer, IP until his termination date. The transition agreement also provided, among other things, that Mr. Poulsen would receive (i) his salary up to his termination date of December 31, 2021, (ii) his contractual benefits up to his termination date of December 31, 2021, and (iii) the continued vesting of his outstanding equity awards through his termination date of December 31, 2021.
Under the terms of his employment agreement and transition agreement, in connection with his departure from employment with the Company and subject to certain other conditions, Mr. Poulsen was entitled to nine months of his base pay and an additional $615,000 as severance. Mr. Poulsen was also entitled to his earned base salary, any unused vacation time, unpaid expense reimbursements and any vested benefits through the termination date. Since Mr. Poulsen did not breach any of his continuing obligations through his termination date of December 31, 2021, he received $892,500 (an amount equal to nine months of his base salary plus an additional $615,000) as severance and $134,472 for his 2021 annual incentive compensation.
Potential Payments upon Termination or Change in Control
The following table sets forth the estimated payments payable to our NEOs upon termination of employment under various circumstances. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2021. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. GBP amounts have been converted to USD using the 2021 average FX rate (£1:$1.3757).

Name	Triggering Event (1)	Cash based on Base Salary ($)(2)	Pro Rated Annual Bonus ($)	Benefits ($)(3)	Accrued Vacation ($)(4)
George Goldsmith	Notice of immediate termination by the Company without cause	438,504	—	—	59,637
	Notice by the Company or employee to termination and the employee is on garden leave	438,504	—	—	—
	Termination by the Company or by the employee in response to a fundamental breach of contract by the Company within 12 months following a Change in Control (5)	877,009	321,570	55,956	59,637
	Termination for cause	—	—	—	58,637
Guy Goodwin	Notice of immediate termination by the Company without cause	111,584	—	—	44,633
	Notice by the Company or employee to terminate and the employee is on garden leave	111,584	—	—	—
	Termination by the Company or by the employee in response to a fundamental breach of contract by the Company within 12 months following a Change in Control(5)	446,335	64,572	—	44,633
	Termination for cause	—	—	—	44,633
Ekaterina Malievskaia	Notice of immediate termination by the Company without cause	309,525	—	—	41,270
	Notice by the Company or employee to terminate and the employee is on garden leave	309,525	—	—	—
	Termination by the Company or by the employee in response to a fundamental breach of contract by the Company within 12 months following a Change in Control(5)	412,700	231,800	24,635	41,270
	Termination for cause	—	—	—	41,270
(1) The vesting of outstanding equity awards is only accelerated in the event of termination at the discretion of the administrator.
(2) In the event of immediate termination without cause by the Company, or if the executive or Company terminate the executive’s employment, and assuming the executive is placed on garden leave for the full applicable notice period, (i) Mr. Goldsmith and Dr. Malievskaia are each entitled to nine months’ salary and (ii) Dr. Goodwin is entitled to three months salary.

(3) Benefits received by Mr. Goldsmith and Dr. Malievskaia upon termination relates to health insurance. Dr. Goodwin does not participate in our benefits plan.
(4) Assumes each Named Executive Officer has 26 accrued but untaken holidays. In the event any Named Executive Officer ceases to be an employee of the Company, regardless of the reason, he or she would be entitled to payment for any accrued but untaken holiday equal to 1/260th of his or her salary for each day. If either party has served notice to terminate, the Company may require the executive to take any accrued but unused holiday entitlement during the notice period. Any accrued but unused holiday entitlement shall be deemed to be taken during any period of garden leave.
(5) In the event the executive’s employment is terminated by the Company or by the employee in response to a fundamental breach of contract by the Company within 12 months following a change in control, (a) Mr. Goldsmith is entitled to 18 months salary, his pro rated bonus and an amount equivalent to the cost to the Company of providing Mr. Goldsmith with 18 months of employment benefits, (b) Dr. Goodwin is entitled to 12 months’ salary, his pro rated bonus and an amount equivalent to the cost to the Company of providing Mr. Goldsmith with 12 months of employment benefits, and (c) Dr. Malievskaia is entitled to 12 months’ salary, her pro rata bonus, and (c) an amount equivalent to the cost to the Company of providing Dr. Malievskaia with her other employment benefits for 12 months.

Each of Mr. Poulsen and Mr. Morgan were no longer serving as a named executive officer of the Company at the end of fiscal year 2021. Additionally, since Mr. Poulsen did not breach any of his continuing obligations through his termination date, he received $892,500 (an amount equal to nine months of his base salary plus an additional $615,000) and $134,472 for his 2021 annual incentive compensation. Mr. Morgan did not receive any termination related payments in connection with his voluntary termination of employment with the Company.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plans Table
The following table sets forth information as of December 31, 2021 regarding ordinary shares that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (3)
Equity Compensation Plans Approved by Security Holders (2)	3,195,503 (4)	13.53	1,260,865
Equity Compensation Plans not Approved by Security Holders	—	—	—
Total	3,915,503	13.53	1,260,865
(1) The weighted average exercise price is calculated based solely on outstanding share options.
(2) Includes the following plans: our 2020 Plan, our 2017 Plan and our Employee Stock Purchase Plan (“ESPP”).
(3) The Company initially reserved 2,074,325 of its ordinary shares for the issuance of awards under the 2020 Plan. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by up to 4% of the outstanding number of ordinary shares on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization. The total number of ordinary shares that may be issued under the 2020 Plan was 2,074,325 shares as of December 31, 2021, of which 406,737 shares remained available for future grant.
As of December 31, 2021, the Company was authorized under the shareholder agreements to issue a total of 13,601,246 ordinary shares, including shares underlying options granted pursuant to the 2017 Plan. Forfeitures are accounted for as they occur. As of December 31, 2021, there were 514,075 shares available for issuance as incentives to the Company’s employees and directors, which includes shares underlying options that may be granted from time to time subsequent to December 31, 2021 under the terms of the 2017 Plan.
The ESPP initially reserves and authorizes the issuance of up to a total of 340,053 ordinary shares to participating employees. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022 and each January 1 thereafter through January 1, 2022, by the lesser of (i) 1% of the outstanding number of ordinary shares on the immediately preceding December 31 or (ii) 510,058 ordinary shares. The number of shares reserved under the ESPP is subject to change in the event of a share split, share dividend or other change in our capitalization. On October 1, 2021, the Company launched the Share Incentive Plan and the ESPP, through which employees can purchase shares at a discounted price. At the end of six months, shares will automatically be purchased at the lower of the opening and closing price of the shares for the saving period minus a 15% discount.

(4) Amount does not include any purchase rights accruing under the ESPP during the current purchase period, which commenced on October 1, 2021, because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period on March 31, 2022.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee oversees the accounting and financial reporting processes of COMPASS Pathways plc (the “Company”) and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit and Risk Committee operates under a written Audit and Risk Committee charter that has been adopted by the Board of Directors of the Company (the “Board”). All members of the Audit and Risk Committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq and the U.S. Securities and Exchange Commission (“SEC”), and the Board has determined that Annalisa Jenkins and Linda McGoldrick are “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K.
The Audit and Risk Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit and Risk Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit and Risk Committee’s members in business, financial and accounting matters.
The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit and Risk Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit and Risk Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
The Audit and Risk Committee also reviewed with PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) AU 380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.
The Audit and Risk Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence. The Audit and Risk Committee has discussed with PwC its independence from management and the Company.
In addition to the matters specified above, the Audit and Risk Committee discussed with PwC the overall scope, plans and estimated costs of their audit. The Audit and Risk Committee met with PwC periodically, with and without management present, to discuss the results of PwC’s examinations, the overall quality of the Company’s financial reporting and PwC’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.
Based on the reviews and discussions referred to above, and subject to the limitations of the Audit and Risk Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, Audit and Risk Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit and Risk Committee of the Board

Linda McGoldrick, Chair Annalisa Jenkins Robert McQuade

The information contained in this Audit and Risk Committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this Audit and Risk Committee report shall not be deemed filed under either the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 19, 2022, by:
•each beneficial owner of more than 5% of our ordinary shares;
•each of our named executive officers and directors; and
•all of our current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 19, 2022 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 42,511,357 ordinary shares outstanding as of April 19, 2022.
Unless otherwise indicated, addresses of the directors, executive officers and named beneficial owners are in care of COMPASS Pathways plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders
ATAI Life Sciences AG(1)	9,435,758	19.74%
George Goldsmith(2)	4,345,249	10.20%
Ekaterina Malievskaia(3)	4,324,653	10.16%
Named Executive Officers and Directors
George Goldsmith(2)	4,345,249	10.20%
Piers Morgan(4)	206,382	*
Nate Poulsen(5)	12,570	*
Guy Goodwin(6)	3,750	*
Ekaterina Malievskaia(3)	4,324,653	10.16%
Jason Camm	—	*
Annalisa Jenkins(7)	118,720	*
Thomas Lönngren(8)	124,584	*
David Norton(9)	133,650	*
Linda McGoldrick(10)	9,443	*
Robert McQuade(11)	1,602,771	3.77%
Wayne Riley(12)	7,000	*
All Current Executive Officers and Directors as a Group (12 persons)(13)	10,669,820	24.85%
* Represents beneficial ownership of less than one percent.

(1) Based solely on a Schedule 13G/A filed with the SEC by ATAI Life Sciences AG (“ATAI AG”) and ATAI Life Sciences N.V. (“ATAI N.V.”) on December 1, 2021. Consists of 9,435,758 ordinary shares owned by ATAI AG, a wholly-owned subsidiary of ATAI N.V. ATAI Life Sciences N.V. and ATAI Life Sciences AG both hold shared voting and dispositive power over 9,435,758 shares. ATAI Life Sciences AG is a German public limited company. Its address is Barer Straße 7, 80333 München, Germany.
(2) Represents (i) 4,278,339 ordinary shares, (ii) 2,794 ordinary shares issuable upon the settlement of RSUs releasable within 60 days of April 19, 2022 and (ii) 64,116 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022. Mr. Goldsmith and Dr. Malievskaia are married but they expressly disclaim beneficial ownership of each other’s shares in the Company.

(3) Represents (i) 4,278,335 ordinary shares, (ii) 2,794 ordinary shares issuable upon the settlement of RSUs releasable within 60 days of April 19, 2022 and (iii) 43,524 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022. Mr. Goldsmith and Dr. Malievskaia are married but they expressly disclaim beneficial ownership of each other’s shares in the Company.
(4) Represents (i) 150,382 ordinary shares and (ii) 56,000 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(5) Represents 12,570 ordinary shares.
(6) Represents 3,750 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(7) Represents (i) 8,903 ordinary shares, (ii) 1,484 ordinary shares issuable upon the settlement of RSUs releasable within 60 days of April 19, 2022 and (iii) 108,333 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(8) Represents (i) 84,049 ordinary shares and (ii) 40,535 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(9) Represents (i) 8,903 ordinary shares, (ii) 1,484 ordinary shares issuable upon the settlement of RSUs releasable within 60 days of April 19, 2022 and (iii) 123,263 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(10) Represents 9,443 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(11) Represents (i) 1,594,677 ordinary shares held by McQuade Center for Strategic Research and Development LLC and (ii) 8,094 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022 held by Dr. McQuade. Dr. McQuade, the Officer and Manager of McQuade Center for Strategic Research and Development LLC, may be deemed to have voting and investment power over the shares beneficially owned by McQuade Center for Strategic Research and Development LLC, but he disclaims beneficial ownership of such shares.
(12) Represents 7,000 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022.
(13) Represents (i) 10,253,206 ordinary shares, (ii) 8,556 ordinary shares issuable upon the settlement of RSUs releasable within 60 days of April 19, 2022 and (iii) 408,058 ordinary shares underlying options to purchase ordinary shares from the Company exercisable within 60 days after April 19, 2022 held by our current officers and directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements described above under the sections “Director Compensation” and “Compensation Discussion and Analysis” and the transactions described below, in the period from January 1, 2021 through the date of this Proxy Statement, we have engaged in the following transactions with our directors, executive officers or holders of more than 5% of our outstanding share capital and their affiliates, which we refer to as our related parties.
AGREEMENTS WITH OUR EXECUTIVE OFFICERS AND DIRECTORS
We have entered into employment agreements with our executive officers and service agreements with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition, non-solicitation and inventions assignment undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.
FAMILY RELATIONSHIPS
George Goldsmith, our Chief Executive Officer and Chairman of our Board, is married to Ekaterina Malievskaia, our Chief Innovation Officer and a member of our Board. On October 5, 2020, Dr. Malievskaia’s son began work with us as Stakeholder Engagement and Operations Associate, and subsequently resigned effective April 16, 2021. As of the date of this Proxy Statement, there were no other family relationships between our executive officers and any of our directors.
INSURANCE AND INDEMNIFICATION
To the extent permitted by the Companies Act 2006 and in accordance with our Articles of Association, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. Prior to the completion of our IPO, we obtained and maintain directors’ and officers’ insurance to insure such persons against certain liabilities. We entered into a deed of indemnity with each of our directors and executive officers prior to the completion of our IPO. These agreements and our Articles of Association require us to indemnify our directors and executive officers to the fullest extent permitted by law.
RELATED PARTY TRANSACTION POLICY
We have adopted a related party transaction policy. This policy became effective on September 17, 2020, the date on which our registration statement on Form F-1 in connection with our IPO was declared effective by the SEC. Pursuant to this policy, the Audit and Risk Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related parties in which the related party has a direct or indirect material interest. For purposes of this policy, a related party is defined as a director, executive director, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, and their immediate family members.

DELIVERY OF PROXY MATERIALS
Our Annual Report on Form 10-K, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and our Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Ben Harber, Company Secretary, COMPASS Pathways plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom or by telephone at +1 (646) 905-3974. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.
EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED PROXY FORM.
EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION
U.K. STATUTORY ANNUAL ACCOUNT AND REPORTS OF THE BOARD OF DIRECTORS AND AUDITORS OF COMPASS PATHWAYS PLC FOR THE YEAR ENDED DECEMBER 31, 2021
Consistent with its obligations under the U.K. Companies Act 2006, our Board will present at the AGM our U.K. statutory annual accounts and reports for the year ended December 31, 2021, which have been approved by and, where appropriate, signed on behalf of our Board and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this Proxy Statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.
SHAREHOLDERS' RIGHT TO CALL A GENERAL MEETING
Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.
SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2023 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or January 11, 2023. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials. To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.
Under Section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.
QUESTIONS?
If you have any questions or need more information about the AGM please write to us at:
Ben Harber
Company Secretary
COMPASS Pathways plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom

Annex A
DIRECTORS’ REMUNERATION REPORT

This part of the Remuneration Report sets out the remuneration policy for the Company. The current Directors’ Remuneration Policy (the “Policy”) was approved by shareholders in a binding vote at the AGM held on 22 June 2021. It took effect from the date of approval and applies for a period of three years until 2024.
Key considerations when determining the Policy
The Policy was designed by the Committee with a number of specific principles in mind:
•attract, retain and motivate high calibre Senior Management and focus them on the delivery of the Company’s strategic and business objectives;
•encourage a corporate culture that promotes the highest level of integrity, teamwork and ethical standards;
•be competitive against appropriate market benchmarks (being predominantly the US biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;
•be simple and understandable, both internally and externally;
•encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and
•take due account of good governance and promote the long-term success of the Company.
In seeking to achieve the above objectives, the Committee is mindful of the views of a broad range of stakeholders in the business and accordingly takes account of a number of factors when setting remuneration including: market conditions; pay and benefits in relevant comparator organizations; terms and conditions of employment across the Company; the Company’s risk appetite; the expectations of institutional shareholders; and any specific feedback received from shareholders and other stakeholders. During 2020, associated with the Company’s IPO, the Committee determined that it was appropriate to benchmark the salary, bonus and option levels of Senior Management and make necessary adjustments to ensure these remain competitive with UK and US benchmarks. In 2021, the Committee reviewed the peer groups used to benchmark remuneration for Senior Management.

The directors identify any conflicts of interest at the beginning of each board meeting and the beginning of each Committee meeting. Currently the Chief Executive, Mr Goldsmith, is also Chairman of the Board and is married to the Chief Innovation Officer and Executive Director, Dr Malievskaia.
The Senior Independent Director, Mr Norton and the Chair of the Compensation and Leadership Development Committee, Dr Jenkins, have assumed the governance role for all matters pertaining to the compensation of Mr Goldsmith and Dr Malievskaia. No conflicts of interest relevant to remuneration have been identified to date.
The Policy for Executive Directors
Currently the Company has only two Executive Directors, but the Policy will apply equally to any additional Executive Directors who may be appointed in the future. The Committee annually reviews the operation of the remuneration packages to ensure they are operating within an acceptable risk profile and that they do not inadvertently encourage any economic, social or governance issues.
The total remuneration for the Executive Directors is made up of the following elements:
•salary;
•benefits;
•annual bonus;
•long-term incentive awards; and
•pension.
Long term incentive awards: The Company adopted the 2020 Share Option Plan, or the 2020 plan, and Employee Share Purchase Plan, or ESPP, on completion of its Nasdaq IPO in September 2020. On 1 October 2021, the Company launched the Share Incentive Plan (the “SIP”) and the ESPP. The company has only issued equity under these two plans since completion of its Nasdaq IPO. In the period 1 January 2020 to 18 September 2020, the Company granted options under the 2017 Plan.

Purpose and link to strategy
Salary	Provides market competitive fixed remuneration that reflects the responsibilities of the role undertaken, the experience of the individual and performance in the role over time.
Benefits	Provides market competitive, yet cost-effective employment benefits.
Annual bonus	To incentivize and award delivery of the Company's strategy and corporate objectives on an annual basis.
Equity Incentives	To align the interests of Executive Directors and management with long-term shareholder interests and to attract, incentivize and retain staff. To incentivize and recognize achievement of longer term corporate objectives and sustained shareholder value creation. To effectively manage the Group's cash resources.
Pension	To provide a competitive and tax-efficient pension savings plan which complies with at least the minimum contributions requirements of the applicable jurisdiction.

Operation
Salary	Reviewed annually taking into account individual responsibilities, experience, performance, inflation and market rates. The Committee will also consider the pay and employment conditions in the wider workforce when determining Executive Directors’ salaries. Where there has been a change in role, or the individual is new to the role, increases could be higher. Salary increases are normally effective from 1 January each year. Salaries are periodically benchmarked against a relevant peer group of biotech companies, most of which are listed on Nasdaq, with others listed on European stock exchanges, with a similar stage of clinical development, and similar market capitalization or net assets.
Benefits	For Executive Directors this includes private medical insurance and life insurance. Other employment benefits may be provided from time to time on similar terms as those of other employees. If an Executive Director is based outside the UK additional benefits and assistance with relocation may be provided which reflect local market norms or legislation. Any reasonable business-related expenses can be reimbursed, including tax there-on.
Annual bonus	Annual bonus performance targets are set at the start of the year by the Board and performance against objectives is assessed by the Compensation and Leadership Development Committee after the end of the relevant financial year. Bonuses are paid in cash after the award has been approved by the Committee.
Equity Incentives
Conditional awards are granted annually under the 2020 Plan. The awards vest over a period of at least three years and may include a mix of share options, restricted share units, performance shares and other awards available for issuance under the 2020 Plan. Awards vest in accordance with the vesting schedule set for the relevant award in its equity agreement.
Under the SIP and ESPP, at the end of six months, shares will automatically be purchased at the lower of the opening and closing price of the shares for the saving period minus a 15% discount.
The Committee maintains discretion over the types and terms of equity awards granted.

Pension	Executive Directors are eligible to join a defined contribution pension scheme. Only base salary is pensionable. Current Executive Directors have opted out of pension arrangements.

Maximum potential value
Salary	The current base salary of the Executive Directors is set out in the application of policy section of the Remuneration Report. Whilst there is no prescribed formulaic maximum, any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the organisation. Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms. However, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase which is higher than that awarded to the wider workforce.
Benefits	The value of each benefit is not predetermined and is typically based upon the cost to the Company of providing said benefit which will vary from year to year based on the cost from third-party providers.
Annual bonus	The maximum payable to an Executive Director is 125% of the target bonus level for each Executive Director. The target bonus level for the Chief Executive Officer and Chief Innovation Officer is 55% of base salary and planned to increase to 60% of base salary in 2022.
Equity Incentives
The Company initially reserved 2,074,325 of its ordinary shares for the issuance of awards under the 2020 Plan. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each 1 January beginning on 1 January 2022, by up to 4% of the outstanding number of ordinary shares on the immediately preceding 31 December, or such lesser number of shares as determined by our Compensation and Leadership Development Committee. This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization. The total number of ordinary shares that may be issued under the 2020 Plan was 2,074,325 shares as of 31 December 2021, of which 406,737 shares remained available for future grant.
During the years ended December 31, 2021 and 2020, the Company granted options to purchase 1,043,702 and 3,405,490 ordinary shares to employees and non-employees, respectively.

Pension	The maximum contribution, cash supplement (or combination thereof) payable by the Company is 3% of salary, which is at the same level as the general workforce.

Performance metrics
Salary	The overall performance of the individual and Company, including against individual performance objectives, is a key determinant for salary increases.
Benefits	None.
Annual bonus	Research and development, business development, financial and commercial targets are discussed with the Compensation and Leadership Development Committee and set at the start of the year by the Board. Details of the performance measures for the current year are provided in the Remuneration Report, subject to any nondisclosure on the basis of commercially-sensitive information. The payment of any bonus is at the absolute discretion of the Committee which has the discretion to override out-turn of the bonus if appropriate to do so, including but not limited to factors such as the underlying financial and operational performance of the Company and individual performance.
Equity Incentives	Vesting may be on a time-phased basis or subject to performance conditions, as determined at the discretion of the Committee.
Pension	None.

The Committee operates the annual bonus and 2020 Plan, in accordance with their rules, and where relevant, the rules and regulations of the U.S. Securities and Exchange Commission and U.S. federal securities laws. To maintain an efficient administrative process, the Committee retains the following discretion relating to remuneration:
a.the eligibility to participate in the plans;
b.the timing of grant of awards and any payments;
c.the size of awards and payments (subject to the maximum limits set out in the Policy table above and the respective plan rules);
d.the determination of whether any performance conditions have been met; and
e.the annual review of performance objectives for the annual bonus plan.
In certain exceptional circumstances, such as a material acquisition/divestment of a Group business or a change in the broader business environment, which mean the original performance conditions are no longer appropriate, the Committee may adjust the objectives, alter weightings or set different measures as necessary, to ensure the conditions achieve their original purpose and are not materially less difficult to satisfy.
The Directors' service contracts and letters of appointment are kept for inspection at the Company's registered office. Non-Executive Directors are subject to fixed term contracts of one, two or three years. Executive Directors have contracts of indefinite duration.

Historical equity incentive awards
Awards which were granted prior to September 18, 2020 are disclosed separately in this Remuneration Report in the Long Term Incentive Awards section. These awards remain eligible to vest, based on their original terms which are described separately in the Directors' Report on Remuneration.
Annual bonus
The annual bonus is designed to drive the achievement of the Company’s strategic and corporate objectives. These targets are agreed by the Board and selected because of their importance in value creation for shareholders. Objectives are weighted for Executive Directors in proportion to the degree of importance of that objective for the Company. The weightings are agreed by the Committee.
Remuneration on recruitment
The remuneration package for any new Executive Director will be determined by the Committee in accordance with the terms of the Policy at the time of appointment (including salary, benefits, annual bonus, long-term incentive awards and pension). It is recognised that in order to attract and recruit talented individuals the Policy needs to allow sufficient flexibility with respect to remuneration on recruitment. The following policies apply to the remuneration on recruitment of new Executive Directors:
Salary: Base salary will be determined based on the responsibilities of the role, experience of the individual and current market rates. It may be considered necessary to appoint a new Executive Director on or below market rates (e.g. to reflect limited board experience). In such circumstances, phased increases above those of the wider workforce may be required over an appropriate time period, to bring the salary to the desired market level, subject to the continued development in the role.
Annual bonus: The ongoing annual bonus maximum will be in line with that outlined in the policy table for existing Executive Directors, pro-rated to reflect the period of service. Depending on the timing or nature of an appointment it may be necessary to set different initial performance measures and targets for the first year of appointment.
Long-term incentive awards: 2020 Plan awards are granted in line with the policy outlined for existing Executive Directors. An award may be made shortly following an appointment. For internal appointments, existing awards will continue on their original terms.

Benefits: Benefits provided should be in line with those of existing Executive Directors. For external and internal appointments, where required to meet business needs, reasonable relocation support will be provided. In addition, if it becomes necessary to appoint a new Executive Director from outside the UK, additional benefits may be provided to reflect local market norms or legislation.
Pension: A company contribution or cash supplement up to the maximum as outlined for existing Executive Directors. Current Executive Directors have opted out of pension arrangements. Any new executives will be offered a pension at the same level as the general workforce.
Sign-on payments and buy-out awards: To enable the recruitment of exceptional talent, the Committee may offer additional cash and/or share-based remuneration to take account of and compensate for remuneration that the Executive Director is required to relinquish when leaving a former employer. The Committee will seek to structure any such replacement awards to be no more generous overall in terms of quantum or vesting than the award to be forfeited from the previous employer and will take into account the timing, form and performance requirements of the awards forgone. Where appropriate, any long-term incentive awards will be granted under the 2020 Plan, however, the Committee will have discretion to make use of the flexibility to make awards under any relevant exemptions in the SEC Rules.
For an internal Executive Director appointment, any variable pay element awarded in respect of the prior role will be allowed to pay out according to its terms. In addition, any other contractual remuneration obligations existing prior to appointment may continue.
The fees for any new Chairman and non-Executive Director appointments will be set in accordance with the prevailing policy and at a level that is consistent with those of the existing Chairman and non-Executive Directors.
Policy for payments on loss of office
The company does not have a policy of fixed term employment contracts, however, the Directors are required to retire and are entitled to put themselves forward for re-election at the AGM in accordance with their respective director class, as prescribed by the Company’s articles of association (“Articles of Association”). The notice period for the existing Chief Executive Officer’s employment contract is 12 months, for the Chief Innovation Officer is 9 months, and three months for the existing non-Executive Directors.

The Committee’s approach to payments in the event that an Executive Director’s employment is terminated is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations, potential claims the Executive Director might have against the company and the terms of the equity incentive plans in which the Executive Director participates.
Termination by notice from the Company: up to 12 months’ notice, with the discretion for the Committee to make a payment in lieu of notice for base salary, pension and other benefits that would otherwise have been paid during the notice period.
Annual bonus: there is no automatic contractual entitlement to bonus or pro-rata bonus on termination, although this may be considered at the discretion of the Committee.
Long-term incentives: whether any long-term incentive awards would vest and be exercisable upon loss of office would be subject to the relevant plan rules under which such award was granted. The 2020 Plan allows vesting and exercise of awards in the event of death, retirement, ill-health, injury, redundancy and any other reason at the discretion of the Committee. The Committee retains discretion to determine the extent to which the award will vest, taking into consideration the circumstances. Unvested awards normally lapse, although the Committee retains the power to determine, in accordance with the “good leaver” provisions of the relevant plan rules, what proportion of unvested awards will be retained and what proportion will lapse. In determining this, the Committee will give consideration to the reason for leaving, the extent of achievement of performance objectives at the date of leaving and may decide to pro-rate awards.
Change of Control: on a change of control, all unvested awards vest on the date of change of control. Change of control provisions in the Executive Directors’ service agreements provide for a lump sum payment equal to the value of salary, bonus and contractual benefits for 12 months (or 18 months in the case of Mr. Goldsmith) if, within 12 months of the change of control, their employment by the Company is terminated (other than for reason of misconduct and certain other grounds, but including by way of constructive dismissal) less any sums paid by way of notice or payment in lieu of notice.
Additional payments: the Committee reserves the right to make payments it considers reasonable under a settlement agreement, including payment or reimbursement of reasonable legal and professional fees, untaken holiday and any payment for the settlement of potential claims against the Company in the UK or other jurisdictions. Payment or reimbursement of reasonable outplacement fees may also be provided.

The Directors' service contracts are available for inspection at the Company's principal place of business:
Fora - Soho
33 Broadwick Street
Soho
London
W1F 0DQ

The Policy for the Chairman
The Board approves fees payable to the Chairman. The Chairman (who also occupies the role of Chief Executive Officer) does not participate in discussions in respect of his own fees.
The Policy for Non-Executive Directors
The Board approves the fees payable to the Company’s non-Executive Directors.

Remuneration Element	Purpose and link to strategy	Operation and Maximum	Performance Related
Chair’s fee	To attract and retain a high calibre individual with the requisite experience and knowledge.
The Chief Executive Officer is, as noted above, the current Chair of the Board; the Chief Executive Officer does not receive any additional remuneration in respect of his duties as Chair.
Any fees payable in the future will be reviewed by the Committee on a periodic basis against those in similar sized companies to ensure they remain competitive and adequately reflect the time commitments and scope of the role. Any increase in fee levels may be above that of the wider workforce in a particular year to reflect the periodic nature of any review and/or any change in responsibilities/time commitments. The Chair may also receive limited travel and/or hospitality related benefits in connection with the role. The Chair may not receive any consultancy or other payments outside his fee.
No
Non-Executive Director fee	To attract and retain high calibre individuals with the requisite experience and knowledge.	The current fee levels are set out in the Non-Executive Director cash fees section of the Remuneration Report. Fees are reviewed on a periodic basis against those in similar sized companies to ensure they remain competitive and adequately reflect the time commitments and scope of the role. A Board fee is paid to each non-Executive Director. Supplemental fees may be paid to the Senior Independent Director and for chairmanship and membership of Committees to recognize the additional time commitments and responsibilities of these roles. Any increase in fee levels may be above that of the wider workforce in a particular year to reflect the periodic nature of any review and/or any change in responsibilities/time commitments. If business needs arise, non-Executive Directors may also be engaged to provide limited consulting services outside their director responsibilities and receive fees for those services. Non-Executive Directors may also receive limited travel and/or hospitality related benefits in connection with the role.	No
Non-Executive Director long-term incentive awards	To provide alignment with the interest of shareholders.
The Company has historically awarded share options to all employees and certain Non-Executive Directors in order to align long-term employee interests with those of shareholders, and this will be the case going forward for any new Non-Executive Directors.
Notwithstanding anything to the contrary in the 2020 Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed £750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with the Accounting Standards Codification (ACS) 718 Compensation – Stock Compensation or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
No

Statement of consideration of employees’ pay and remuneration conditions elsewhere in the Group
The Company does not formally consult with employees when drawing up the Policy. However, the Committee is made aware of employment conditions in the wider Group. The same broad principles apply to the Policy both for the Executive Directors and the wider employee population. However, the remuneration for the Executive Directors has a stronger emphasis on variable pay than for other employees. In particular, the following approach is used for the wider employee population in the Group:
•Salaries, benefits and pensions are compared to appropriate market rates and set at approximately midmarket level with allowance for role, responsibilities and experience.
•When setting salary levels for the Executive Directors, the Committee considers the salary increases provided to other employees.
•An annual bonus plan is available to all employees and is based on business and individual performance. Payments under the bonus plan are entirely discretionary.

ANNUAL REPORT ON REMUNERATION
Single total figure of remuneration of each Director (audited).
The Directors received the following remuneration for the years ended December 31, 2020 and 2021;

		Base Salary	Bonus	Share-based payments	Other*	Total variable	Total fixed	Total
		US $	US $	US $	US $	US $	US $	US $
George Goldsmith	2021	584,658	321,562	415,538	37,304	321,562	1,037,500	1,359,062
	2020	453,936	234,743	567,911	34,113	234,743	1,055,960	1,290,703
Ekaterina Malievskaia	2021	412,700	231,800	339,273	24,635	231,800	776,608	1,008,408
	2020	362,287	150,403	547,627	23,708	150,403	933,622	1,084,025
David York Norton	2021	62,249	—	169,783	—	—	232,032	232,032
	2020	16,052	—	173,219	—	—	189,271	189,271
Florian Brand[1]	2021	13,119	—	87,609	—	—	100,728	100,728
	2020	10,944	—	11,119	—	—	22,063	22,063
Jason Camm[2]	2021	—	—	(11,764)	—	—	(11,764)	(11,764)
	2020	14,957	—	11,119	—	—	26,076	26,076
Annalisa Jenkins	2021	66,032	—	169,835	—	—	235,867	235,867
	2020	17,511	—	176,835	—	—	194,346	194,346
Thomas Lönngren	2021	49,535	—	205,092	—	—	254,627	254,627
	2020	13,133	—	248,321	—	—	261,454	261,454
Robert McQuade	2021	60,529	—	166,155	—	—	226,684	226,684
	2020	16,052	—	11,119	—	—	27,171	27,171
Linda McGoldrick	2021	62,077	—	111,116	—	—	173,193	173,193
	2020	16,417	—	15,609	—	—	32,026	32,026
Wayne Riley[3]	2021	38,531	—	96,716	—	—	135,247	135,247
	2020	—	—	—	—	—	—	—
Total	2021	1,349,430	553,362	1,749,353	61,939	553,362	3,160,722	3,714,084
	2020	921,289	385,146	1,762,879	57,821	385,146	2,741,988	3,127,135
*Relates to health insurance, life assurance and income protection insurance
i) The value of share-based payment awards to Directors is defined as the fair value of the shares on the date of grant. For equity awards that vest based on a service condition, the share-based compensation expense is recognized on a straight-line basis over the requisite service period. This was a weighted average value of $18.43 per share in the year (2020: $10.75), meaning the total fair value of the options issued in 2021 was $2 million (2020:
1 On May 14, 2021, Florian Brand resigned from the position of Director.
2 On February 1, 2021, Jason Camm permanently waived any and all compensation which he was entitled to receive. Shares issued in 2020 were subsequently cancelled in 2021.
3 Wayne Riley was appointed as Director, effective from March 31, 2021.

$6 million). Note: the vesting of certain options accelerated upon completion of the IPO in accordance with the option grant terms which resulted in the recognition of a higher share-based compensation expense in 2020.
ii) No Director is currently in receipt of a pension contribution. Each Director is either not entitled to a pension payment or has opted out of receiving it. There are no payments made in lieu of pension entitlement.
Illustrations of Base Case, Expected, and Maximum remuneration for the Executive Directors
Scenarios
The charts set out for illustrative purposes only, what annual remuneration the Company expects the Executive Directors to obtain as a base case, expected and maximum achievement of performance targets with respect to the year ending 31 December 2022.
The assumptions used in the calculations are set out below:

2022	Chief Executive Officer	Chief Innovation Officer
	US $	US $
Base salary	585,108	413,017
Benefits	37,304	24,635
FV of RSU's (granted on February 1, 2022)	456,750	204,750
Base case	1,079,162	642,402
Expected bonus (assumed at 100% of target)	351,065	185,858
Expected case	1,430,227	828,260
Maximum bonus (paid at 125% of target)	438,831	232,322
Maximum bonus case	1,517,993	874,724
Effect of 50% share price appreciation on share options (granted on February 1, 2022)	1,362,375	590,625
50% share price appreciation case	2,880,368	1,465,349
i)Base case: this illustration assumes fixed base case, as set out above. This illustration assumes no annual bonus;
ii)Expected case: this illustration assumes the base case remuneration set out above, plus an annual bonus. We make the assumption that each Executive Director will receive the target annual bonus of 60% (2021: 55%) in the case of the Chief Executive Officer and 45% (2021: 45%) in the case of the Chief Innovation Officer of base salary, being $1,430,227 and $828,260 respectively; and

iii)Maximum bonus case: this illustration assumes the base case remuneration set out above, plus the maximum annual bonus of 125% x the target bonus percentage of base salary, being $1,517,993 for the year in respect of the Chief Executive Officer and $874,724 for the year in respect of the Chief Innovation Officer.
iv)50% share price appreciation case: this illustration assumes the base case remuneration set out above, plus the change in value of share options granted on 1 February 2022, if the share price appreciated by 50%, being $2,880,368 for the year in respect of the Chief Executive Officer and $1,465,349 for the year in respect of the Chief Innovation Officer.

The Group has used the exchange rate $0.7409:£1.00, the rate at 31 December 2021.

2022
Remuneration $
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
100%
75%
25%
71%
29%
37%
15%
47%
100%
78%
22%
73%
27%
44%
16%
40%
Minimum
Target
Maximum
50% Share price appreciation
Minimum
Target
Maximum
50% Share price appreciation
Chief Executive Officer
Chief Innovation Officer
Fixed pay
Annual Bonus
Effect of 50% share price increase on options granted in 2022

Annual performance bonus

In 2021 the CEO and CIO’s annual bonus outcome of 100% of target for each, resulted in a total bonus pay out for the financial year ended 31 December 2021 of 55% of the CEO’s base salary and 45% of the

CIO’s base salary in each case for the period. The CIO was also awarded an additional bonus to increase the effective bonus percentage to 125% of the target.
During a series of meetings in January and February 2022, the Compensation and Leadership Development Committee evaluated achievement of the 2021 corporate objectives and each Executive Director’s individual performance. The Compensation and Leadership Development Committee reviewed the following corporate goals and based on the results approved an overall average 100% achievement level of the 2021 corporate objectives as the Company achieved its target goals.
The goals were as follows:
Corporate Goals and Achievements
•COMP360 for TRD: Prepare for a successful End of Phase IIb meeting and a prompt launch of Phase III
•Build out a portfolio of new indications for COMP360, new compounds, and technologies that have the potential to improve the safety, efficacy and accessibility of our therapies
•Position COMPASS as a leading mental health care company and fund future plans
•COMP360 for TRD: Prepare for a successful commercial launch that will ensure access for as many patients as possible
•Develop a talented team and an organisation that makes rapid growth sustainable for employees
Long term incentive awards during the year ended 31 December 2021.
During the 2021 performance year, the Executive Directors were not awarded any further share options or RSUs above what was awarded in 2020.
Payments to past Directors (audited)
There were no payments to past Directors made during the financial year ending 31 December 2021 (2020: nil).
Payments for Loss of Office (audited)

There were no payments made to Directors for Loss of Office during the financial year ending 31 December 2021 (2020: nil) and no such payments have been made in the period between 31 December 2021 and the date of this report.

Statement of Directors’ Shareholding and Share Interests (audited)
The Company does not have a formal policy on Executive or Non-Executive Director shareholdings. The table below details the total number of shares owned (including their beneficial interests), the total number of share options held, the number of share options vested but not yet exercised and the total number of restricted share units ("RSUs") held as at 31 December 2020 and 31 December 2021, respectively:

	Shares	Share options			RSUs
2020	Beneficially owned shares at 31 December 2020	Total share options at 31 December 2020	Unvested without performance conditions	Vested but unexercised	Total RSUs at 31 December 2020	Unvested without performance conditions	Vested but unexercised
Executive Directors
George Goldsmith	4,521,571	113,600	113,600		44,710	44,710	—
Ekaterina Malievskaia	4,521,571	85,200	85,200		44,710	44,710	—
Non-Executive Directors
David York Norton	113,820	135,404	21,584	113,820	23,740	23,740	—
Florian Brand	—	21,584	21,584	—	—	—	—
Jason Camm	1,300	21,584	21,584	—	—	—	—
Annalisa Jenkins	113,820	135,404	21,584	113,820	23,740	23,740	—
Thomas Lönngren	122,227	60,095	37,906	22,189	—	—	—
Robert McQuade	—	21,584	21,584	—	—	—	—
Linda McGoldrick	—	21,584	21,584	—	—	—	—

	Shares	Share options			RSUs
2021	Beneficially owned shares at 31 December 2021	Total share options at 31 December 2021	Unvested without performance conditions	Vested but unexercised	Total RSUs at 31 December 2021	Unvested without performance conditions	Vested but unexercised
Executive Directors
George Goldsmith	4,318,572	113,600	78,100	35,500	44,710	30,739	—
Ekaterina Malievskaia	4,308,510	85,200	58,575	26,625	44,710	30,739	—
Non-Executive Directors
David York Norton	127,984	147,404	26,839	120,565	23,740	16,321	—
Florian Brand	—	5,396	—	5,396	—	—	—
Jason Camm	—	—	—	—	—	—	—
Annalisa Jenkins	113,054	132,474	26,839	105,635	23,740	16,321	—
Thomas Lönngren	123,919	72,095	37,225	34,870	—	—	—
Robert McQuade	5,846	33,584	27,738	5,846	—	—	—
Linda McGoldrick	6,745	33,584	26,839	6,745	—	—	—
Wayne Riley	—	24,000	24,000	—	—	—	—

The interests of the Directors in the Company’s share options and RSUs as at 31 December 2021 is as follows:

Director	Date of grant	Price Per Share ($)	Type	01/01/2021	Granted during the year	Exercised during the year	Vested in year	Cancelled during the period	31/12/2021	Date from which exercisable	Expiry date
George Goldsmith	18/09/2020	10.03	Option	113,600	—	—	35,500	—	113,600	18/09/2020	18/09/2030
	30/06/2020	10.15	RSU	44,710	—	—	13,971	—	30,739	12/08/2020	01/08/2024
Ekaterina Malievskaia	18/09/2020	10.03	Option	85,200	—	—	26,625	—	85,200	18/09/2020	18/09/2030
	30/06/2020	10.15	RSU	44,710	—	—	13,971	—	30,739	12/08/2020	01/08/2024
David York Norton	20/07/2019	1.50	Option	99,049	—	—	—	—	99,049	05/05/2018	20/07/2029
	30/03/2020	4.11	Option	14,771	—	—	—	—	14,771	05/05/2018	30/03/2030
	18/09/2020	10.03	Option	21,584	—	—	6,745	—	21,584	18/09/2020	18/09/2030
	01/10/2021	17.43	Option	—	12,000	—	—	—	12,000	01/10/2021	30/09/2031
	30/06/2020	10.15	RSU	23,740	—	—	7,419	—	16,321	12/08/2020	01/08/2024
Florian Brand	23/11/2020	19.56	Option	21,584	—	—	—	21,584	—	23/11/2020	22/11/2030
	14/05/2021	18.83	Option	—	5,396	—	5,396	—	5,396	14/05/2021	22/11/2030
Jason Camm	23/11/2020	19.56	Option	21,584	—	—	—	21,584	—	23/11/2020	22/11/2030
Annalisa Jenkins	20/07/2019	1.50	Option	99,049	—	14,930	—	—	84,119	01/06/2018	20/07/2029
	30/03/2020	4.11	Option	14,771	—	—	—	—	14,771	01/06/2018	30/03/2030
	18/09/2020	10.03	Option	21,584	—	—	6,745	—	21,584	18/09/2020	18/09/2030
	01/10/2021	17.43	Option	—	12,000	—	—	—	12,000	01/10/2021	30/09/2031
	30/06/2020	10.15	RSU	23,740	—	—	7,419	—	16,321	12/08/2020	01/08/2024
Thomas Lönngren	30/03/2020	5.56	Option	14,771	—	—	—	—	14,771	18/05/2018	30/03/2030
	30/06/2020	10.15	Option	23,740	—	—	5,935	—	23,740	30/06/2020	30/06/2030
	18/09/2020	10.03	Option	21,584	—	—	6,745	—	21,584	18/09/2020	18/09/2030
	01/10/2021	17.43	Option	—	12,000	—	—	—	12,000	01/10/2021	30/09/2031
Robert McQuade	23/11/2020	19.56	Option	21,584	—	—	5,846	—	21,584	23/11/2020	22/11/2030
	01/10/2021	17.43	Option	—	12,000	—	—	—	12,000	01/10/2021	30/09/2031
Linda McGoldrick	18/09/2020	10.15	Option	21,584	—	—	6,745	—	21,584	18/09/2020	18/09/2030
	01/10/2021	17.43	Option	—	12,000	—	—	—	12,000	01/10/2021	30/09/2031
Wayne Riley	31/03/2021	21.45	Option	—	24,000	—	—	—	24,000	31/03/2021	30/03/2031

All options are subject to service rather than performance conditions. The options vested monthly over 4 years with a 1 year 25% cliff for those granted after September 2020 and with a 25% cliff on the earlier of 1 year and IPO for the June 2020 grants. Awards granted in March 2020 vested fully upon IPO.

The beneficial and non-beneficial interests in the Company’s shares of the Directors and their families were as follows:

NAME OF BENEFICIAL OWNER	ORDINARY SHARES BENEFICIALLY OWNED AT 31 December 2021
	NUMBER	PERCENT
Directors
George Goldsmith	4,318,572	10.3%
Ekaterina Malievskaia	4,308,510	10.3%
Non-Executive Directors
David York Norton	127,984	*
Jason Camm	—	—
Annalisa Jenkins	113,054	*
Thomas Lönngren	123,919	*
Robert McQuade	5,846	*
Linda McGoldrick	6,745	*
Wayne Riley	—	—
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares that can be acquired within 60 days of 31 December 2021.
*Represents beneficial ownership of less than one percent.

Total Shareholder Return

The graph below shows the Company’s performance, measured by total shareholder return, for the Company’s American Depositary Shares (“ADSs”), which are listed on Nasdaq and each representing one of the Company’s ordinary shares against the Nasdaq Composite Index (Nasdaq: CMPS vs NBI). The Nasdaq Biotech Index has been selected for this comparison because the Company has been admitted to trading on the Nasdaq exchange and it is considered to be the most suitable comparator index.

Total shareholder return for Sep 2020 - Dec 2021

Value ($) (rebased)
400
350
300
250
200
150
100
50
0
Sep 2020
Oct 2020
Nov 2020
Dec 2020
Feb 2021
Mar 2021
Apr 2021
May 2021
Jun 2021
Jul 2021
Aug 2021
Sep 2021
Oct 2021
Dec 2021
TSR Compass Pathways
NASDAQ Composite
NASDAQ Biotech

Chief Executive Officer total remuneration history

2020 was the first year that the Company prepared a Remuneration Report. We have taken the exemption not to disclose 5 years of history of remuneration and have chosen to disclose remuneration history for 2020 onwards.
Percentage change in remuneration of the Executive and Non-Executive Directors

The year on year movement to 31 December 2021 of CEO, CIO and Non-Executive Directors pay versus that of employees is disclosed in the table below.

	Salary	Annual Bonus (1)	Benefits (1)
CEO % change	29%	37%	9%
CIO % change	14%	54%	4%
David Norton (2)	288%	n/a	n/a
Jason Camm (3)	n/a	n/a	n/a
Annalisa Jenkins (2)	277%	n/a	n/a
Thomas Lonngren (2)	277%	n/a	n/a
Robert McQuade (2)	277%	n/a	n/a
Linda McGoldrick (2)	278%	n/a	n/a
Wayne Riley (4)	n/a	n/a	n/a
Employees % change	17%	29%	36%

(1) None of the Non-Executive Directors are eligible for an annual bonus and none claimed any benefits during the year.
(2)David Norton, Annalisa Jenkins, Thomas Lonngren, Robert McQuade and Linda McGoldrick joined the Board in 2020 and the remuneration received in 2020 was not a full annual amount.
(3) On 1 February 2021, Jason Camm permanently waived any and all compensation which he was entitled to receive.
(4) Wayne Riley joined the Board in 2021 and the remuneration received in 2021 was not a full annual amount.
Relative importance of spend on pay

The Committee considers the Company’s research and development expenditure relative to remuneration expenditure for all employees, to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. Dividend distribution comparators have not been included as the Company has no history of such transactions. The graph below illustrates the gross remuneration to all employees compared to research and development expenditure in 2021 and in 2020 post IPO (18 September 2020 to 31 December 2021). The Committee notes that research and development expenditure may increase in future years as the Company continues to progress its COMP360 psilocybin therapy into later stage clinical trials for the treatment of TRD and into trials for other indications, as well as developing other neuropsychiatric therapies.

Structure and Role of Committee and Approach to Remuneration Matters
The Committee is comprised of Annalisa Jenkins, who chairs the Committee, David York Norton and Wayne Riley. The constitution of the Committee is in compliance with Nasdaq requirements. The members of the Committee are Independent Directors as defined in Rule 10A-3 under the US Securities Exchange Act of 1934.
It is the Board's belief that good corporate governance is integral to a successful business and the Company finds instructive the standards of corporate governance prescribed by the Corporate Governance Code for Small and Mid-Size Quoted Companies from The Quoted Companies Alliance (the “QCA Code”). The Board believes that this corporate governance framework is an appropriate guide for the Company, having regard to its size and nature.

The Committee’s approach to remuneration matters is to enable the Company to attract and retain talent, incentivize long-term value generation and effectively manage the Company’s cash resources. It is the belief of the Committee that this is best achieved through a greater emphasis on variable rather than fixed remuneration, comprised of a mix of base salary and benefits, along with the flexibility to appropriately reward and incentivize with variable pay and longer term incentives, as described within the Policy.
When applying the Policy to Executive Directors, the Committee seeks to comply with the QCA Code so far as it is practical to do so, having regard to the size, nature and business requirements of the Company. Operation of the Policy will largely be compliant with the remuneration elements of the QCA Code, but we are aware that in certain instances we will differ from the QCA Code. These instances reflect differences in US market practice when compared to the UK, and the need to balance our governance obligations against the importance of offering competitive remuneration packages in the markets in which we compete and operate.
The terms of reference of the Committee can be found on our website at www.compasspathways.com.
External advice
During the year, the Company engaged Aon Solutions UK Limited (Aon) to support management and the Committee with advice on remuneration matters, in particular peer-group benchmarking of Director and Senior Management remuneration and the grant of long term equity incentives under the 2020 Plan that became effective on the day prior to the listing of our ADSs on Nasdaq. The consultants were appointed by the Committee. The Company also engaged Aon to support management in the valuation of option awards granted under the 2020 Plan. The Committee is satisfied that Aon provides independent and objective advice, as Aon is a leading global professional services firm and the board confirm no conflicts of interest before each meeting. During 2021 fees of $76,957 (2020: $82,500) were paid to Aon Consulting Inc.

Proposed Application of the Policy for the Year Ending 31 December 2022
CEO remuneration
i)Fixed elements of remuneration
With effect from 1 January 2022, the base salary of George Goldsmith in his role as Chairman and Chief Executive Officer (CEO) and Executive Director of the Company is £433,500 ($585,108) per annum.
ii)Variable elements of remuneration - Short-term incentives
The target bonus for Mr. Goldsmith for the 2022 performance year will be 60% of base salary. Benchmarking the CEO bonus against peers identified it would be appropriate to increase the target bonus to 60% (2021: 55%). The performance objectives for Mr. Goldsmith against which the Committee will determine the annual bonus were approved by the Board in February 2021. The detail behind the performance objectives is currently considered to be commercially sensitive as they relate to the strategy that the Company intends to take with respect to the advancement of the COMP360 clinical development program and the Company’s financial and commercial goals. To the extent that the objectives do not comprise commercially sensitive information, the Company expects to disclose both the objectives and performance against those objectives in next year’s Remuneration Report.
iii)Long-term incentive awards
Long term incentives for 2022 were awarded on 1 February 2022. The Company awards share options to all employees in order to align long-term employee interests with those of shareholders.

CIO remuneration

i) Fixed elements of remuneration
With effect from 1 January 2022, the base salary of Ekaterina Malievskaia in her role as Chief Innovation Officer (CIO) and Executive Director of the Company is £306,000 ($413,017) per annum.
ii) Variable elements of remuneration - Short-term incentives
The target bonus for Dr Malievskaia for the 2021 performance year will be 45% of base salary. The performance objectives for Dr Malievskaia against which the Committee will determine the annual bonus were approved by the Board in February 2021. The detail behind the performance objectives is currently considered to be commercially sensitive as they relate to the strategy that the Company intends to take with respect to the advancement of the COMP360 clinical development program and the Company’s financial and commercial goals. To the extent that the objectives do not comprise commercially sensitive information, the Company expects to disclose both the objectives and performance against those objectives in next year’s Remuneration Report.
iii) Long-term incentive awards
Long term incentives for 2022 were awarded on 1 February 2022. The Company awards share options to all employees in order to align long-term employee interests with those of shareholders.

Chairman and Non-Executive Director fees (audited)
Chairman fees
George Goldsmith serves as both Chairman and CEO and does not receive any additional remuneration in respect of his role as Chair.
Non-Executive Director cash fees
Non-Executive Directors are paid a basic fee. In addition to the basic fee, committee fees may be paid for chairing or membership of a Board committee. Non-Executive Director fees were reviewed in 2021.
Non-Executive Directors are eligible to receive the following annual fees:

	2021 ($)	2020 ($)
Annual Retainer for Board Membership*:	41,270	38,524
Additional Annual Retainer for Lead Independent Director:	20,635	12,841
Additional Retainers for Committee Membership:
Audit and Risk Committee Chair:	16,508	15,410
Audit and Risk Committee member:	8,254	7,705
Compensation and Leadership Development Committee Chair:	11,005	10,273
Compensation and Leadership Development Committee member:	5,503	5,137
Nominating and Corporate Governance Committee Chair:	9,630	7,705
Nominating and Corporate Governance Committee member:	4,815	3,852
Innovation and Research Committee Chair:	11,005	10,273
Innovation and Research Committee member:	5,503	5,137

* for general availability and participation in meetings and conference calls of our Board of Directors, to be paid monthly, pro-rated based on the number of actual days served by the director during such calendar month.
Note: Chair and committee member retainers are in addition to retainers for members of the Board of Directors.
In accordance with the Company's Articles of Association, Directors are allocated into one of three classes. Each class of directors serves a staggered three-year term. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting. The Company’s Class I directors are David York Norton, Ekaterina Malievskaia and Wayne

Riley, all of whom were re-elected at last year's annual general meeting. The Company’s Class II directors are Jason Camm, Robert McQuade and Thomas Lönngren, each of whom shall be eligible for re-appointment at this year's annual general meeting. The Company’s Class III directors are Annalisa Jenkins, George Goldsmith and Linda McGoldrick, each of whom shall be eligible for re-election at the 2023 annual general meeting. Pursuant to our Articles of Association, if the director eligible for re-election does not seek re-election and no other director is elected to fill their respective position(s), they shall be re-elected by default if the relevant director is willing to do so.
Details of Directors’ service contracts or letters of appointment for the year ended 31 December 2021 are as follows:

Director	Executive/NED	Date of contract
George Goldsmith	Executive	15 September 2020
Ekaterina Malievskaia	Executive	17 September 2020
David York Norton	NED	14 September 2020
Jason Camm	NED	2 March 2020
Annalisa Jenkins	NED	14 September 2020
Thomas Lönngren	NED	15 September 2020
Robert McQuade	NED	25 March 2021
Linda McGoldrick	NED	14 September 2020
Wayne Riley	NED	31 March 2021
The information in this part of the Remuneration Report is not subject to audit.
Directors’ Remuneration Policy
This remuneration policy was approved by shareholders in a binding vote at the AGM held on 22 June 2021.

Statement of consideration of shareholder views
The Compensation and Leadership Development Committee will consider any shareholder feedback received and ongoing shareholder feedback throughout the year, when reviewing and applying the Policy each year.
The broad topics discussed with shareholders in 2021 include peer groups and appropriate jurisdiction for benchmarking directors remuneration.

The guidance from shareholder representative bodies is also considered on an ongoing basis. More specifically, the Committee will consult with major shareholders when proposing any significant changes to the Policy in the future.
The attendees of the Compensation and Leadership Development Committee meetings in 2021 were as follows:

Director	Attendance
George Goldsmith	5 of 5
Jason Camm*	2 of 5
David York Norton	5 of 5
Annalisa Jenkins	5 of 5
Wayne Riley**	2 of 2

*Jason Camm attended 2 of 5 meetings due to scheduling conflicts.
**Wayne Riley attended every meeting after joining the Compensation and Leadership Development Committee.

FORM OF PROXY FOR ORDINARY SHAREHOLDERS

NOTES TO THE FORM OF PROXY

1 If you wish to appoint some other person as your proxy please insert his/her name, initial and strike out the words 'the Chairman of the Meeting'. A proxy need not be a member of the Company. Appointing a proxy will not preclude you from personally attending and voting at the meeting (in substitution for your proxy vote) if you subsequently decide to do so. If no name is entered, the return of this form, duly signed, will authorise the Chairman of the meeting to act as your proxy.

2 Please indicate with an X in the appropriate box how you wish your vote to be cast. Unless otherwise instructed the proxy will exercise his/her discretion as to whether, and if so how he/she will vote. Unless instructed otherwise, the proxy may also vote or abstain from voting as he or she thinks fit on any other business which may properly come before the meeting (including amendments to resolutions). You may appoint more than one proxy provided each proxy is appointed to exercise rights attaching to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy please contact the Registrars of the Company as detailed in note 4 below.

3 This Form of Proxy must, in the case of an individual, be signed by the appointer or his/her attorney or, in the case of a corporation, be given under its common seal or signed on its behalf by an attorney or a duly authorised officer or, if it is subject to the Companies Act 2006 (as amended), in accordance with Section 44 thereof.

4 To be valid this Form of Proxy and any power of attorney or other authority under which it is executed (or a duly notarised copy thereof) must be lodged with the Registrars of the Company, Neville Registrars Limited, Neville House, Steelpark Road, Halesowen B62 8HD not later than 1:30 p.m. (UK time) on 14 June 2022 or not less than 48 hours (excluding non-working days) before the time appointed for the adjourned meeting at which it is to be used.

5 In the case of joint holders of a share the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the statutory register of members in respect of the share.

6 Any alteration in this Form of Proxy must be initialled by the person in whose hand it is signed or executed.

7 CREST members who wish to appoint a proxy or proxies by using the CREST electronic appointment service may do so by using the procedures described in the CREST Manual. To be valid, the appropriate CREST message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy, must be transmitted so as to be received by our agent Neville Registrars Limited (CREST ID: 7RA11) no later than 1:30 p.m. (UK time) on 14 June 2022. See the notes to the Notice of Meeting for further information on proxy appointments through CREST.

8 The 'Vote Withheld' option is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and is not counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution.

Please only vote on one of 8a, 8b, or 8c. If you vote on more than one of these resolutions, your vote will be deemed invalid and will not be counted on this matter.

Please complete and return this Form of Proxy to the Registrar at the address shown overleaf. If you wish to use an envelope, please address it to 'FREEPOST NEVILLE'. If it is posted outside the United Kingdom, please return it in an envelope using the address shown overleaf and pay the appropriate postage charge.

COMPASS Pathways plc

FORM OF PROXY

(Incorporated and registered in England and Wales under the Companies Act 2006 with registered number 12696098)

I/We ______________________________ being (a) member(s) of the Company and entitled to vote at the Annual General Meeting, hereby appoint

(Please only complete if appointing someone other than the Chairman of the Meeting)

or failing him/her, the Chairman of the meeting as my/our proxy, to attend, speak and vote for me/us and on my/our behalf at the Annual General Meeting of the Company, to be held on 16 June 2022 at Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 at 1:30 p.m. (UK time) and at any adjournment thereof.

Ordinary Resolutions

	Resolution	FOR	AGAINST	WITHHELD
1	To re-elect Thomas Lönngren as a director of the Company	☐	☐	☐
2	To re-elect Robert McQuade as a director of the Company	☐	☐	☐
3	To re-appoint PricewaterhouseCoopers LLP as UK statutory auditors of the Company	☐	☐	☐
4	To ratify the appointment of PricewaterhouseCoopers LLP	☐	☐	☐
5	To authorise the Audit and Risk Committee to determine the auditors' remuneration for the fiscal year ending 31 December 2021	☐	☐	☐
6	To receive the UK statutory annual accounts and reports for the fiscal year ended 31 December 2021 and to note that the Directors do not recommend the payment of any dividend for the year ended 31 December 2021	☐	☐	☐
7	To receive and approve on an advisory basis for the U.K. statutory directors' remuneration report for the year ended 31 December 2021	☐	☐	☐
8a	To approve the advisory vote on the compensation of the Company's named executive officers takes place every year	☐	☐	☐
8b	To approve the advisory vote on the compensation of the Company's named executive officers takes place every 2 years	☐	☐	☐
8c	To approve the advisory vote on the compensation of the Company's named executive officers takes place every 3 years	☐	☐	☐
9	To approve the compensation of the Company's named executive officers	☐	☐	☐

If you are planning to attend the Annual General Meeting, please tick the following box: ☐

Mark this box with an "X" if you are appointing more than one proxy: ☐

Signed:

Leave blank to authorise your proxy to act in relation to your full entitlement or enter the number of shares in relation to which your proxy is authorised to vote:

Date: DD - MM - YY

>123-0

NEVILLE REGISTRARS

COMPASS Pathways plc

Attendance Card

The Annual General Meeting will start at 1:30 p.m. (UK time) and is being held on 16 June 2022 at Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018.

If you plan to attend the Annual General Meeting, please bring this card with you to ensure you gain entry as quickly as possible.

Please present this card at the registration desk. It will be used to show that you have the right to attend, speak and vote at the Annual General Meeting.

>123J

Name
Address 1
Address 2
Address 3
Address 4
Address 5
Address 6

NEVILLE REGISTRARS

Business Reply Plus
Licence Number
RTZE-YRRG-ETSK

NR 1